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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Asbury Automotive Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Asbury Automotive Group

622 Third Avenue, 37th Floor

New York, NY 10017

April 28, 2004

Dear Stockholders,

        It is our pleasure to invite you to attend the Asbury Automotive Group, Inc. (the "Company") 2004 Annual Meeting of Stockholders. The meeting will be held on June 3, 2004, at 9:00 a.m. at the Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York.

        The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be dealt with at the meeting. At the conclusion of the formal part of the meeting, we will present a brief report on the Company's business. We will also respond to your questions.

        Whether or not you plan to attend the meeting, your vote is very important. Please cast your vote regardless of the number of shares you hold. We urge you to take a moment to promptly return the enclosed proxy card or voting form in the postage-paid envelope provided, in order to be certain your shares are represented at the meeting.

        We look forward to seeing you on June 3rd.

                      Sincerely,

                      Kenneth B. Gilman
                      President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The Annual Meeting of the Stockholders of Asbury Automotive Group, Inc. will be held in New York City on June 3, 2004, at 9:00 a.m., local time, for the following purposes:

1.
to elect four directors to the Board of Directors;

2.
to ratify the appointment of the Company's independent auditors for 2004;

3.
to approve the amendments to the Company's 2002 Stock Option Plan;

4.
to approve the Company's Key Executive Incentive Compensation Plan; and

5.
to consider and act upon such other matters which may properly come before the meeting.

        The Board of Directors has fixed the close of business on April 12, 2004 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.

                      By Order of the Board of Directors

                      Ian K. Snow
                      Secretary

April 28, 2004

If you are unable to attend the meeting, please sign, date and return the accompanying proxy card promptly.

ASBURY AUTOMOTIVE GROUP, INC.
622 Third Avenue, 37th Floor
New York, NY 10017

PROXY STATEMENT

        Your proxy in the form enclosed is solicited by the Board of Directors and Management of Asbury Automotive Group, Inc. ("Asbury" or the "Company") to be used at the 2004 Annual Meeting of Stockholders to be held on June 3, 2004, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York and at any adjournment or adjournments thereof. Properly executed proxies received prior to the meeting will be voted at the meeting. If a stockholder specifies how the proxy is to be voted on any business to come before the meeting, it will be voted in accordance with such specifications. If no specification is made, it will be voted in accordance with the recommendations of the Board of Directors and Management which are FOR the election of the directors named in this Proxy Statement, FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2004, FOR the amendments to the Company's 2002 Stock Option Plan and FOR the Company's Key Executive Incentive Compensation Plan. The proxy may be revoked by you at any time before it is voted at the meeting.

        Stockholders of record at the close of business on April 12, 2004 are entitled to notice of and to vote at the meeting. Attendance at the meeting will be limited to such stockholders of record, their proxies, beneficial owners having evidence of ownership on that date and invited guests of the Company. On April 12, 2004, there were outstanding and entitled to vote 32,439,604 shares of common stock (each of which is entitled to one vote).

        This Proxy Statement and accompanying form of proxy are first being sent or given to stockholders on or about April 28, 2004.

        A quorum of stockholders is necessary to hold a valid meeting. The holders of a majority of the voting power of all outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum. A plurality of the votes cast by the stockholders is required for election of directors and a majority of the votes cast by stockholders is required to ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2004, approve the amendments to the Company's 2002 Stock Option Plan and approve the Company's Key Executive Incentive Compensation Plan. The aggregate number of votes cast by all stockholders present in person or by proxy at the meeting will be used to determine whether a motion will carry. Thus, an abstention from voting on a matter by a stockholder present in person or by proxy at the meeting has no effect on the item on which the stockholder abstained from voting. In addition, although broker "non-votes" will be counted for purposes of obtaining a quorum, they will have no effect on matters voted upon at the 2004 Annual Meeting of Stockholders.

SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

        The table below reflects the number of shares of Asbury common stock, which is our only class of voting stock, beneficially owned as of April 12, 2004, by each director of the Company, each nominee for director, each named executive listed in the Summary Compensation Table and all other persons known to the Company to be the beneficial owner of more than five percent of Asbury's common stock.

	Shares Beneficially Owned(1)
Name of Beneficial Owner
	Number	%
Principal Stockholders
Ripplewood Partners L.P.(2)	8,954,900	27.6%
Freeman Spogli(3)	8,595,843	26.5%
Current Directors and Nominees
Timothy C. Collins(4)	—	*
Michael J. Durham (5)	1,667	*
Kenneth B. Gilman(6)	517,767	1.6%
Thomas C. Israel(7)	73,167	*
Vernon E. Jordan, Jr.(7)	3,667	*
Philip F. Maritz(7)	3,667	*
Ben David McDavid(8)	1,075,093	3.3%
Thomas F. McLarty, III(8)	454,114	1.4%
John M. Roth(9)	—	*
Ian K. Snow(6)	—	*
Jeffrey I. Wooley(8)	1,397,591	4.3%
Named Executive Officers Who Are Not Directors
J. Gordon Smith	—	*
Robert D. Frank(10)	57,071	*
Phillip R. Johnson(11)	36,098	*
Lynne A. Burgess(12)	6,667	*
Thomas F. Gilman(8)(13)	147,136	*
All directors and executive officers of Asbury as a group (16 persons)	3,773,705	11.4%

(*)
Denotes less than 1% of our common stock.

(1)
Unless otherwise indicated, each beneficial owner listed above has represented that he, she or it possesses sole voting and sole investment power with respect to the shares beneficially owned by such person, entity or group and includes all options currently exercisable or exercisable within 60 days of the date of this Proxy Statement. The percentages of beneficial ownership for each person, entity or group assume the exercise or conversion of all options held by such person, entity or group. Several holders of less than 5% of our common stock could be deemed to be part of a group with beneficial ownership of more than 5% of our common stock based on voting arrangements in a stockholders agreement. Collectively, the group, which includes Ripplewood Partners L.P. and Freeman Spogli, holds approximately 79% of our outstanding common stock. As these holders expressly disclaim beneficial ownership of the shares of Asbury beneficially owned by all other parties to the stockholders agreement, we have not included the names, addresses or the amount of shares owned by these holders in this table.

(2)
Represents shares owned by Asbury Automotive Holdings L.L.C. Ripplewood Partners L.P. is the owner of approximately 51% of the membership interests of Asbury Automotive Holdings L.L.C. and is deemed to be a member of a group that owns the shares of Asbury Automotive Holdings L.L.C. The business address of Ripplewood Partners L.P. is One Rockefeller Plaza, 32nd Floor, New York, NY 10020.

(3)
Represents shares owned by Asbury Automotive Holdings L.L.C. FS Equity Partners III, L.P., FS Equity Partners International L.P. and FS Equity Partners IV, L.P., investment funds affiliated with

  Freeman Spogli, are the owners of approximately 49% of the membership interests of Asbury Automotive Holdings L.L.C. and are deemed to be members of a group that owns the shares of Asbury Automotive Holdings L.L.C. The business address of Freeman Spogli & Co., FS Equity Partners III, FS Equity Partners IV is 11100 Santa Monica Boulevard, Suite 1900, Los Angeles, California 90025. The business address of FS Equity Partners International L.P. is c/o Paget-Brown & Company, Ltd., West Winds Building, Third Floor, Grand Cayman, Cayman Islands, British West Indies.

(4)
Does not include 17,550,743 shares of common stock held by Asbury Automotive Holdings L.L.C., an entity in which Ripplewood Partners L.P. holds an ownership interest of approximately 51%. Mr. Collins is the chief executive officer of Ripplewood Investments L.L.C., the general partner of Ripplewood Partners L.P. Both Mr. Collins and Mr. Snow expressly disclaim beneficial ownership of any shares held by Ripplewood Partners L.P. except to the extent of their pecuniary interests in them.

(5)
Includes 1,667 shares exercise of options which have vested and were granted in connection with director compensation.

(6)
Includes 491,667 shares issuable upon exercise of options exercisable by Mr. Ken Gilman within 60 days of this Proxy Statement.

(7)
Includes 3,667 shares issuable upon exercise of options which have vested and were granted in connection with director compensation.

(8)
Pursuant to the terms of a shareholder agreement, the beneficial owner does not possess sole voting power with respect to the shares owned by him.

(9)
Does not include 17,550,743 shares of common stock held of record by Asbury Automotive Holdings L.L.C., an entity in which investment funds affiliated with Freeman Spogli, as described in footnote three, hold approximately a 49% ownership interest. Mr. Roth is a director, member, partner or executive officer of the general partners of each of these investment funds. Mr. Roth expressly disclaims beneficial ownership of any shares held by such investment funds except to the extent of his pecuniary interest in them.

(10)
Includes 57,071 shares issuable upon exercise of options exercisable by Mr. Frank within 60 days of this Proxy Statement.

(11)
Includes 26,098 shares issuable upon exercise of options exercisable by Mr. Johnson within 60 days of this Proxy Statement.

(12)
Includes 6,667 shares issuable upon exercise of options exercisable by Ms. Burgess within 60 days of this Proxy Statement.

(13)
Includes 108,569 shares issuable upon exercise of options exercisable by Mr. Tom Gilman within 60 days of this Proxy Statement.

PROPOSAL NO. 1.

ELECTION OF DIRECTORS

        Four directors are to be elected to hold office as Class II directors for terms of three years and until their successors have been duly elected and qualified. If the proxy is executed in such a manner as not to withhold authority for the election of any or all of the nominees for directors, then the persons named in the proxy will vote the shares represented by the proxy for the election of the following four nominees for directors. If the proxy indicates that the stockholder wishes to withhold a vote from one or more nominees for directors, such instructions will be followed by the person's or persons' name(s) in the proxy. Management has no reason to believe that any of the nominees will not serve if elected.

In the event that any nominee should not be available, and if the Board of Directors has designated a substitute nominee, the persons named in the proxy will vote for the substitute nominee designated by the Board of Directors.

Directors and Nominees for Election as Directors

        Our Board of Directors consists of twelve directors, seven of whom are independent directors: Messrs. Collins, Durham, Israel, Jordan, Maritz, Roth and Snow. One of our Board seats is currently vacant due to the resignation of Thomas R. Gibson, our former Chairman. Our Board of Directors is divided into three classes. The term of each Class II director expires this year, the term of each Class III director expires in 2005 and the term of each Class I director expires in 2006. Upon the expiration of the terms for each class of directors, the directors of such class, if reelected, will serve for a term of three years.

Nominees For Election as Class II Directors

        Nominees for election are the four Class II Directors: Philip F. Maritz, John M. Roth, Ian K. Snow and Jeffrey I. Wooley, whose terms will, if re-elected, expire in 2007.

        The Board of Directors and management recommend a vote FOR the election of Messrs. Maritz, Roth, Snow and Wooley.

        PHILIP F. MARITZ (43) has served as a member of our Board of Directors since April 19, 2002, and as Chairman of our Audit Committee since May 7, 2002. He is the co-founder of Maritz, Wolf & Co., which manages the Hotel Equity Fund, a private equity investment fund that owns luxury hotels and resorts. In 1990, he founded Maritz Properties, a commercial real estate development and investment firm where he serves as president. He serves on several not-for-profit boards, and he is also a corporate director of Wolff-DiNapoli, a Los Angeles-based investment and development firm. Mr. Maritz received a bachelor's degree from Princeton University and a master's in business administration from the Stanford Graduate School of Business.

        JOHN M. ROTH (45) has been a member of our Board of Directors and the Compensation Committee since 1996. Mr. Roth joined Freeman Spogli & Co. Inc. in 1988, and became a general partner in 1993. Mr. Roth was a member of Kidder, Peabody & Company, Inc.'s mergers and acquisitions group from 1984 to 1988. He is also a member of the board of directors of Advance Auto Parts, Inc., AFC Enterprises, Inc., Galyan's Trading Company, Inc. and a number of privately held corporations. Mr. Roth holds a bachelor's degree and master's in business administration from the Wharton School at the University of Pennsylvania.

        IAN K. SNOW (34) has served as a member of our Board of Directors and the Chairman of our Compensation Committee since 1996. He joined Ripplewood Holdings L.L.C. in 1995, and he is currently a managing director. Prior to joining Ripplewood in 1995, Mr. Snow was a financial analyst in the media group at Salomon Brothers Inc. Mr. Snow received a bachelor's degree in history from Georgetown University.

        JEFFREY I. WOOLEY (59) has served as a member of our Board of Directors since March 10, 2003, and as president and chief executive officer of Asbury Automotive Tampa GP LLC since 1998. Mr. Wooley has been in the automobile business for 39 years. He began his automotive career in 1965 and opened his first dealership in 1975. Prior to selling his dealerships to us in 1998, Mr. Wooley owned and operated nine franchises. He is a past president of the Pontiac National Dealer Council. Mr. Wooley currently serves on the Board of Directors of the Gulf Ridge Council-Boy Scouts of America and actively supports the Berkeley Preparatory School and The Children's Hospital at St. Joseph's.

Current Class III Directors

        TIMOTHY C. COLLINS (47) has served as a member of our Board of Directors. Mr. Collins founded Ripplewood Holdings L.L.C. in 1995 and currently serves as its senior managing director and chief executive officer. From 1991 to 1995, Mr. Collins managed the New York office of Onex Corporation, a leveraged buy-out group headquartered in Canada. Previously, Mr. Collins was a vice president at Lazard Frères & Company and held various positions at Booz, Allen & Hamilton and Cummins Engine Company. He also currently serves on the board of directors of three public companies in Japan: Asahi Tec Corporation, D&M Holdings, Inc. and Columbia Music Entertainment, Inc. and various privately held Ripplewood portfolio companies. Mr. Collins received a master's in business administration from Yale University's School of Organization and Management and a bachelor's degree in philosophy from DePauw University.

        KENNETH B. GILMAN (57) has served as our President, Chief Executive Officer and Director since December 2001. He joined us following a 25-year career with The Limited Brands, the multi-brand apparel retailer, where his most recent assignment was as chief executive officer of Lane Bryant. From 1993 to 2001, Mr. Gilman served as vice chairman and chief administrative officer of The Limited Brands, and from 1987 to 1993 he was executive vice president and chief financial officer. He joined The Limited's executive committee in 1987 and was elected to its board in 1990. He holds a bachelor's degree from Pace University and is a Certified Public Accountant.

        VERNON E. JORDAN, JR. (68) has served as a member of our Board of Directors since April 19, 2002, and as a member of our Audit Committee from April 19, 2002 to February 2003. He is currently a managing director of Lazard Frères & Co. Prior to joining Lazard, Mr. Jordan was a senior executive partner with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P., where he remains of counsel. Mr. Jordan's corporate and other directorships include: America Online Latin Communications, Inc., American Express Company, Dow Jones & Company, Inc., J. C. Penney Company, Inc., Sara Lee Corporation. Mr. Jordan also sits on the International Advisory Board of DaimlerChrysler and Barrick Gold. In addition, Mr. Jordan is a senior advisor to Shinsei Bank, Ltd. and he is a trustee of Howard University and the LBJ Foundation. Mr. Jordan is a graduate of DePauw University and the Howard University Law School.

        THOMAS F. MCLARTY, III (57) has served as a member of our Board of Directors since April 19, 2002. He began his 33-year career in the automotive retailing industry by building McLarty Leasing Systems, the platform his grandfather founded, into one of America's largest transportation companies. Mr. McLarty also serves as president of Kissinger McLarty Associates, an international consulting firm formed in 1999. Between 1992 and 1998, Mr. McLarty served as White House Chief of Staff, Special Envoy for the Americas and Counselor to President Bill Clinton. He also was appointed to the National Petroleum Council by President George H.W. Bush and served on the St. Louis Federal Reserve Board from 1989 until joining the White House in 1992. Mr. McLarty currently serves on the board of directors of Acxiom Corporation. Mr. McLarty is a graduate of the University of Arkansas.

Current Class I Directors

        MICHAEL J. DURHAM (53) has served as the Chairman of our Board of Directors since January 2004. He has served as a member of our Board of Directors and as a member of our Audit Committee since February 25, 2003. He is a self-employed consultant at Cognizant Associates, Inc., a consulting firm he founded in August 2000. From July 1996 until October 1999, Mr. Durham served as president and chief executive officer of Sabre, Inc., a travel distribution company, and as president from March 1995 to July 1996. Prior to joining Sabre, Inc., Mr. Durham spent sixteen years with AMR/American Airlines, serving as senior vice president and treasurer of AMR and senior vice president of finance and chief financial officer of American Airlines. Mr. Durham serves on the board of directors and as chairman of the audit committee of two privately held companies: Kinko's Inc. and Scheduling.com, and serves on the board of directors and as a member of the audit committee of AGL Resources, Inc. Mr. Durham is a graduate of the University of Rochester and received a master's in business administration from Cornell University's Johnson Graduate School of Management.

        THOMAS C. ISRAEL (60) has served as a member of our Board of Directors, our Compensation Committee and our Audit Committee since April 19, 2002. He is chairman and chief executive officer of A.C. Israel Enterprises, Inc., a family holding company specializing in private investments. He began his career at ACLI International Incorporated, a worldwide commodity import/export company, and became its chief financial officer in 1978, a position he held until it was sold to Donaldson, Lufkin & Jenrette in 1981. Mr. Israel sits on the board of directors of Griffin Land & Nurseries, Inc. Mr. Israel graduated from Yale University in 1966.

        BEN DAVID McDAVID (62) has served as a member of our Board of Directors since February 2000 and was president and chief executive officer of Asbury Automotive Texas from 1998 until July 30, 2003. He is the president of Papa Grande Management Co. and is engaged in real estate management, development and investments. His other businesses include horse operations, cattle and aviation companies. Mr. McDavid has been an automobile dealer for 41 years. Prior to selling his dealerships to us in 1998, McDavid owned and operated 17 franchises. During that time he served on the Dealer Council for Pontiac, GMC Truck and Oldsmobile, as Chairman of the Honda National Dealer Council, and as founding Chairman of the Acura National Dealer Council. He attended the University of Houston and graduated from the General Motors Institute Dealership Management Program in Flint, Michigan.

GOVERNANCE OF THE COMPANY

        Our Board of Directors believes that the purpose of corporate governance is to ensure that we maximize stockholder value in a manner consistent with legal requirements and the highest standards of integrity. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote this purpose, are sound and represent best practices. We continually review these governance practices, Delaware law (the state in which we are incorporated), the rules and listing standards of the New York Stock Exchange and SEC regulations, as well as best practices suggested by recognized governance authorities.

Board of Directors

        Currently our Board of Directors consists of twelve directors, seven of whom are "independent" as defined in the rules of the NYSE. One of our Board seats is currently vacant due to the resignation of Thomas R. Gibson, our former Chairman. Because Asbury Automotive Holdings L.L.C. controls more than 50% of the voting power of our outstanding common stock, the Company is not required to comply with the New York Stock Exchange requirements that a majority of its Board of Directors be "independent" until after we cease to be a controlled company. However, after the 2004 Annual Meeting, if all the nominated directors are elected, seven of the twelve directors will be "independent." Our Board has affirmatively determined that each independent director does not have any material relationship with the Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company.

Nomination of Directors

        Because we are a controlled company, currently, the full Board of Directors serves the function of a nominating committee. The nominees for election at the 2004 Annual Meeting are all currently directors and were originally recommended to our Board by various sources including other directors, our dealers and stockholders. In the case of new directors, potential candidates are identified through a number of sources, including management, current board members, our stockholders, and may include engaging third party search firms to assist the Board in identifying and evaluating potential nominees. The full Board evaluates the candidates in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of the stockholders. In performing this evaluation, the Board considers the diversity, age, skills, experience and other factors it deems appropriate given the needs of the Board and the Company to maintain a balance of knowledge, experience and capabilities. Qualified director nominees should possess high moral character and personal integrity, high level of leadership or managerial experience, experience and knowledge relative to matters affecting the Company, the ability and willingness to contribute to the Board, the ability to exercise sound, independent business judgment, a long-term commitment to the interests of stockholders and growth of the Company, freedom from conflicts of interest, the ability to dedicate sufficient time, energy and attention to Board activities and the diligent performance of his or her duties, and reflect the diversity of the Company's stockholders, employees, customers and communities.

        The Board will consider director candidates recommended by the Company's stockholders. Recommendations with regard to nominees for election to the Board of Directors may be submitted by any stockholder entitled to vote for the election of directors in writing and must be received by the Secretary of the Company not later than 90 days or earlier than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. If the annual meeting of the stockholders for which the recommendation is submitted is more than 30 days before or more than 60 days after the first anniversary of the preceding year's annual meeting of stockholders, such recommendation must be received by the Secretary of the Company not earlier than 120 days prior to the annual meeting and not later than 90 days prior to such annual meeting or the 10th day following the day on which public announcement of the annual meeting date is first made by the Company. Each notice of nomination must set forth (i) the name, age and business address of each nominee, (ii) the principal occupation or employment of such nominee, (iii) the business experience of such nominee during the past five years (iv) any directorships held by such nominee and (v) any events that occurred during the past five years that are material to the evaluation of the ability or integrity of such nominee.

Stockholder Communications with the Board of Directors

        The Company has established procedures for stockholders to communicate directly with the Board of Directors on a confidential basis. Stockholders who wish to communicate with the Board or a particular director may send written communications to Asbury Automotive Group, Inc., 622 Third Avenue, 37thFloor, New York, NY 10017, attn: Board of Directors. All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board or only certain specified individual directors. The General Counsel will make copies of all such letters and circulate them to the directors addressed. If a stockholder wishes the communication to be confidential, such stockholder must clearly indicate on the envelope that the communication is "confidential." The General Counsel will then forward such communication, unopened, to the Chairman of the Board.

Directors' Fees; Attendance

        Directors who are our employees or employees of our affiliates, including Asbury Automotive Holdings L.L.C., and its two principals, Ripplewood Partners L.P. and Freeman Spogli, do not receive a retainer or fees for service on our Board of Directors or on committees of our Board. We compensate our non-executive Chairman, Mr. Durham, with an annual retainer of $120,000. In addition, we compensate each other member of our Board of Directors who is not an employee of ours or of our affiliates (Messrs. Jordan, Israel and Maritz) with an annual retainer of $30,000. In addition to their annual compensation, each director receives the use of a car, $1,000 for each meeting of the Board, $1,000 for each meeting of the Compensation Committee and $1,500 for each meeting of the Audit Committee ($1,000 for Audit Committee meetings conducted by telephone and $750 for all other meetings conducted by telephone), plus expenses. In addition, the Audit Committee chair receives an annual retainer of $10,000 and the Compensation Committee chair (provided that he is not an employee of ours or of our affiliates) receives an annual retainer of $5,000. Each member of our Board of Directors who is not an employee of ours or of our affiliates also receives an annual grant of options having an aggregate exercise price equal to $75,000, up to a maximum of 5,000 shares per year, under the Company's 2002 Stock Option Plan.

        During 2003 there were six meetings of the Company's Board of Directors and during 2003 each member attended at least 75% of the total meetings of the Board and the Committees of which such director was a member, except for Messrs. Collins, Jordan and McDavid. In accordance with the NYSE Rules, non-management directors of the Board of Directors held four executive sessions during 2003. Mr. Durham, our non-executive Chairman of the Board, presides over such non-management executive sessions.

Committees of the Board

        The Board of Directors has, as standing committees, an Audit Committee, a Compensation Committee and an Executive Committee.

Audit Committee

        The Audit Committee, whose current members are Messrs. Maritz (Chairman), Israel and Durham, held nine meetings in 2003. In accordance with the NYSE Rules, all three members of our Audit Committee meet the independence requirements for Audit Committee members, are financially literate, and one of the members, Mr. Durham, is the Audit Committee financial expert as required by the NYSE Rules. The charter of the Audit Committee is attached hereto as Appendix A and will be available on our website at www.asburyauto.com on June 3, 2004.

        This Committee recommends the firm of independent auditors engaged each year as the Company's principal independent auditors and undertakes, with management and the independent auditors, the review of our financial statements, our financial reporting process and the adequacy of our basic accounting services. The Audit Committee's reviews are more fully described below under the caption "REPORT OF THE AUDIT COMMITTEE" and in the Audit Committee Charter.

Compensation Committee

        The Compensation Committee, whose current members are Messrs. Snow (Chairman), Roth and Israel, held five meetings in 2003. Each member of the Committee is independent. The charter of the Compensation Committee will be available on our website at www.asburyauto.com on June 3, 2004.

        This Committee reviews the recommendations of the chief executive officer as to the appropriate compensation of the Company's corporate officers, sets the compensation amount for the President and Chief Executive Officer, has general supervisory power over and has the power to grant awards under, the Company's 1999 option plan and 2002 option plan and oversees other benefit plans. Please see "COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION" below for further detail on this process.

Executive Committee

        The Executive Committee, whose current members are Messrs. Roth (Chairman), Durham, Gilman and Snow, held no formal meetings and acted pursuant to unanimous written consent as necessary in 2003. The Executive Committee, when the Board is not in session, has and may exercise all the authority of the Board except that it does not have the authority to (a) approve or propose to stockholders actions required by the Delaware General Corporation Law to be approved by stockholders; (b) adopt, amend or repeal by-laws; (c) authorize distributions; (d) fill vacancies on the Board or any of its committees; (e) approve a plan of merger, consolidation or reorganization not requiring stockholder approval; (f) authorize or approve the reacquisition of shares, except according to a formula or method prescribed by the Board; or (g) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences and limitations of a class or series of shares.

Nominating Committee

        Because we are a controlled company, we do not have a nominating committee. If we cease to be a controlled company, we will create a nominating committee of our Board of Directors to assume the nominating duties, appoint committee members, at least one of whom will be independent, and adopt a committee charter. Once adopted, the nominating committee charter will be available on our website at www.asburyauto.com. If we cease to be a controlled company, our nominating committee will be required to be composed of a majority of independent directors within 90 days of the date that we cease to be controlled and composed entirely of independent directors within one year of the date we cease to be controlled.

Corporate Governance Guidelines

        In accordance with the NYSE Rules, immediately after the 2004 Annual Meeting, the Board will adopt Corporate Governance Guidelines. Links to such Corporate Governance Guidelines will be available on our website at www.asburyauto.com on June 3, 2004.

Code of Business Conduct and Ethics

        In accordance with the NYSE Rules, immediately after the 2004 Annual Meeting, the Board will adopt a Code of Business Conduct and Ethics for directors, officers and employees. Links to such Code of Business Conduct and Ethics will be available on our website at www.asburyauto.com on June 3, 2004.

CORPORATE OFFICERS

        Listed below is information on the corporate officers of the Company as of April 26, 2004. Corporate officers are elected by and serve at the discretion of the Board of Directors.

Name	Age	Position
Kenneth B. Gilman*	57	President, Chief Executive Officer and Director
J. Gordon Smith*	49	Senior Vice President and Chief Financial Officer
Robert D. Frank*	56	Senior Vice President of Automotive Operations
Lynne A. Burgess*	54	Vice President and General Counsel
Brett Hutchinson	32	Vice President and Corporate Controller
Philip R. Johnson*	55	Vice President of Human Resources
George C. Karolis	29	Vice President of Corporate Development
Allen T. Levenson	41	Vice President of Sales and Marketing
Thomas G. McCollum	48	Vice President of Finance and Insurance
John C. Stamm	47	Vice President of Dealer Development
Gregory L. Zulli	30	Vice President of Operations Analysis

*
Denotes executive officer

        Set forth below is a brief description of our corporate officers' business experience for the past five years.

        KENNETH B. GILMAN Please see Mr. Gilman's biographical information under "CLASS III DIRECTORS" above.

        J. GORDON SMITH has served as our senior vice president and chief financial officer since September 29, 2003. He joined us following over 26 years with General Electric Company. The last twelve years he served as chief financial officer for three of GE's commercial finance businesses: Corporate Financial Services, Commercial Equipment Finance and Capital Markets. Mr. Smith graduated from the University of Massachusetts with a B.B.A. in Accounting and is a graduate of GE's highly regarded Financial Management Program.

        ROBERT D. FRANK has served as our senior vice president of automotive operations since January 2002. From October 2001 to January 2002, Mr. Frank served as our vice president of manufacturer business development. Mr. Frank has spent most of his 34 year career working in all aspects of automotive operations. From 1997 to 2001, he served with DaimlerChrysler in several executive capacities, including as president and chief executive officer for Venezuela operations and as vice president/general manager for Asia Pacific Operations, where he was responsible for all Chrysler's Asian operations. In addition, he served as chief operating officer for the Larry H. Miller Group, an operator of more than 20 auto dealerships from 1993 to 1997. Mr. Frank holds a bachelor's degree in economics from the University of Missouri.

        LYNNE A. BURGESS has served as our vice president and general counsel since September 2002. From July 2001 to September 2002, Ms. Burgess served as general counsel and secretary to the governance committee at Oliver, Wyman & Company, LLC, a strategy-consulting firm to the financial services industry. Prior to joining Oliver, Wyman & Company, Ms. Burgess was senior vice president and general counsel of Entex Information Services, Inc., a national personal computer systems integrator from May 1994 until June 2000. Ms. Burgess received her J.D. from Fordham University School of Law. She also holds a bachelor's degree in history from William Smith College.

        BRETT HUTCHINSON has served as our vice president and controller since February 24, 2004. Mr. Hutchinson held various positions in the finance department since joining Asbury in April 1999, including serving as our corporate controller from September 1, 2002 until February 2004. Prior to joining Asbury, Mr. Hutchinson worked for five years at Arthur Andersen in New York City and Columbus, Ohio. He holds a bachelor's degree from Case Western Reserve University and is a certified public accountant.

        PHILIP R. JOHNSON has been our vice president of human resources since June 2000. Mr. Johnson has held top human resources positions in large national and regional retail companies for the past 22 years. He operated his own human resources consulting practice from 1998 to 2000. From 1994 to 1998 he served as senior vice president of human resources at Entex Information Services, Inc., a national personal computer systems integrator. Mr. Johnson holds a bachelor's degree and master's in business administration from the University of Florida.

        GEORGE C. KAROLIS    has served as our vice president of corporate development since February 24, 2004. Mr. Karolis has been with our Company since April of 2000, holding positions in the finance department, including serving as our director financial operations and our director of corporate development prior to being elected vice president. Mr. Karolis is responsible for the company's acquisitions and divestitures. Prior to joining Asbury, Mr. Karolis worked for four years at Arthur Andersen in its transaction advisory services group in New York City. Mr. Karolis graduated magna cum laude from Seton Hall University and is a certified public accountant.

        ALLEN T. LEVENSON has served as our vice president of sales and marketing since March 2001. Mr. Levenson has 20 years of experience in senior roles with leading retailers and management consulting firms including McKinsey & Company and Bain & Company. From 1999 to 2001, Mr. Levenson co-founded and served as president and chief financial officer of a business-to-consumer e-commerce company, Gazelle.com. He received his undergraduate degree from Tufts University and a master's in business administration from the Wharton School at the University of Pennsylvania.

        THOMAS G. MCCOLLUM has been our vice president of finance and insurance since April 2001. Mr. McCollum has over 25 years of experience in finance and insurance. From 1982 to 2001, Mr. McCollum served as executive vice president for Aon's Resource Group (formally Pat Ryan & Associates). Mr. McCollum holds a bachelor's degree in business from Sam Houston University.

        JOHN C. STAMM has served as our vice president of dealer development since January 2002. From June 2000 to January 2002, Mr. Stamm served as our director of fixed operations (parts, service and collision repair). He has over 27 years of automotive retailing experience. From 1999 to 2000, he was a fixed operations consultant for Coughlin Automotive in Newark, Ohio. From 1996 to 1999, he served as the vice president and general manager of McCuen Management Corporation in Westerville, Ohio.

        GREGORY L. ZULLI has served as our vice president of operations analysis since February 24, 2004. Since joining Asbury in August, 1999, Mr. Zulli has held a number of positions in the operations department, including serving as our director of financial services from January to December 2001, and our director of operations analysis from January 2002 until being elected vice president. Prior to joining Asbury, Mr. Zulli spent four years at Arthur Andersen. Mr. Zulli graduated from the College of William and Mary and is a certified public accountant.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Asbury's officers and directors, and persons who own more than 10 percent of the Company's common stock, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and the New York Stock Exchange. Officers, directors and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Based solely upon a review of the forms furnished to Asbury, all persons subject to the reporting requirements of Section 16(a) filed the required reports for transactions during 2003 on a timely basis, except for one late report filed by each of John Stamm, Robert Frank, Thomas McCollum, Thomas Gilman, Lynne Burgess, Philip Maritz, Vernon Jordan, Michael Durham, Philip Johnson, Allen Levenson, Charlie and Anita DeSaussure Tomm (Tenants by the Entireties) and Jay Torda, and two late reports filed by each of Nancy Noble and Brett Hutchinson.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Our Compensation Committee's (the "Committee") responsibilities include establishing policies regarding the compensation of our executive officers. The Committee also oversees the administration of our compensation plans. All members of the Committee are non-employee directors.

        Executive Compensation.    Our compensation program consists of base salary, annual incentive payments, stock options and employee benefits. The goal of our compensation program is to motivate and reward our officers to improve long-term stockholder value and to attract and retain the highest quality executive talent available. Our executive compensation program is designed to enhance the overall strength and financial performance of the Company by aligning the financial interests of the Company's executive officers with those of its stockholders and to foster adherence to, and promotion of, our business mission, values, strategic goals and annual objectives.

        Our Compensation Committee reviews salary increases for the current year and incentive payments to be made in connection with the previous year's performance. The Committee considers an executive's scope of responsibilities, level of experience, individual performance and attainment of pre-established goals, as well as our business plan and general economic factors. In making its decisions, and to maintain the desired levels of competitiveness and congruity with our long-term performance goals, our Compensation Committee receives input from senior management.

        Relationship of Corporate Performance to Executive Compensation.    In determining bonuses for Mr. Kenneth Gilman and the Company's other executive officers for 2003 performance, the Committee considered, among other factors, the Company's actual net income before taxes results versus budget, and each executive's performance against individual goals.

        Base Salary and Bonus.    The salary levels of our officers are determined by consideration of the level of job responsibility, experience and job performance. Bonus payouts to our officers are based on the attainment of corporate earnings targets and the attainment of pre-established individual goals.

        Options.    Our Compensation Committee believes strongly that the interests of senior management must be closely aligned with those of our stockholders. Long-term incentives in the form of stock options provide a vehicle to reward our officers only if there is an increase in stockholder value. We grant stock options on a discretionary basis within a range that takes into account the positions and responsibilities of officers and key employees whose contributions and skills are important to our long-term success. Stock options to purchase common stock providing long-term incentives may be granted to our officers with a maximum term of ten years and generally vest ratably over a three year period.

        During Fiscal 2003, our Compensation Committee granted 182,500 options to purchase common stock to our executive officers. The options were granted at exercise prices equal to the fair market value of the common stock on the dates of grant.

        Chief Executive Officer.    By the terms of an employment contract expiring on December 31, 2004, during 2003, Kenneth B. Gilman earned a base salary of $766,154. For 2003 performance, the Committee awarded Mr. Gilman a bonus of $365,808. In setting the total compensation payable to Mr. Gilman for 2003, the Committee took into consideration Asbury's net income before taxes results versus budget as well as the CEO's prior accomplishments and strategic leadership. The committee also sought to make his compensation competitive with the compensation paid to the chief executive officers of comparable companies. Additionally, the compensation committee looked to Asbury's performance for a significant percentage of his total compensation.

        Policy Regarding Qualifying Compensation.    Section 162(m) of the Internal Revenue Code of 1986, as amended, generally imposes a $1,000,000 per taxable year ceiling on tax-deductible remuneration paid (not including amounts deferred) to any one of the five most highly compensated executive officers of a publicly held corporation, unless the remuneration is treated as performance based or is otherwise exempt from the provisions of Section 162(m). While the Committee intends to maximize the tax-efficiency of its compensation programs generally, it retains the flexibility in its membership and in the manner in which it awards compensation to act in the best interests of the Company and its stockholders, including awarding compensation which may not be deductible by reason of Section 162(m).

        The foregoing report is provided by the following independent directors, who constitute the Compensation Committee.

Ian K. Snow (Chairman) John M. Roth Thomas C. Israel

SUMMARY COMPENSATION TABLE

        The following table shows for the Chief Executive Officer and the other four most highly compensated executive officers of Asbury (collectively, the "named executive officers") compensation for the fiscal years 2001-2003.

			Annual Compensation
Name and Position	Year		Salary	Bonus	Other Annual Compensation*		Awards of Common Stock Underlying Options	All Other Compensation**
Kenneth B. Gilman, President and Chief Executive Officer	2003 2002 2001	(3)	$766,154 750,000 43,269	$365,808 626,813	$92,443 239,197 —	(1) (2)	— — 737,500	$4,000 1,154 —
Robert D. Frank, Senior Vice President—Automotive Operations	2003 2002 2001	(6)	484,616 456,308 69,231	281,313 289,237 21,000	277,206 127,095 —	(4) (5)	50,000 60,606 —	4,000 2,123 —
J. Gordon Smith, Senior Vice President and Chief Financial Officer	2003	(7)	115,385	293,438	—		100,000	—
Lynne A. Burgess, Vice President and General Counsel	2003 2002	(8)	306,154 75,000	68,936 68,804	— —		5,000 15,000	1,669 —
Philip R. Johnson, Vice President—Human Resources	2003 2002 2001		303,154 295,769 260,192	67,809 74,465 79,800	— — —		7,500 12,121 15,517	4,000 4,000 3,058
Thomas F. Gilman, former Senior Vice President and Chief Financial Officer	2003 2002 2001	(9) (11)	409,135 499,539 313,846	198,000 193,313 139,597	— — —		20,000 162,854 —	94,865 4,000 —	(10)

*
Does not include perquisites and other personal benefits, if the aggregate amount is less than the lesser of $50,000 or 10% of the total of annual salary and bonus for the named executive officer.

**
Represents Company 401(k) Plan match.

(1)
$35,137 represents a tax gross-up of income; $26,891 represents medical/life insurance premiums.

(2)
$109,484 represents a tax gross-up of income.

(3)
Became President and Chief Executive Officer on December 3, 2001, and the amount shown represents compensation earned from that date until the end of 2001.

(4)
$123,941 represents a tax gross-up of income; $143,645 represents relocation payments.

(5)
$40,204 represents a tax gross-up of income; $38,333 represents relocation payments.

(6)
Became Vice President of Manufacturer Business Development on October 1, 2001, and the amount shown represents compensation earned from that date until the end of 2001. Mr. Frank became Senior Vice President of Automotive Operations on January 1, 2002.

(7)
Became Senior Vice President and Chief Financial Officer on September 29, 2003, and the amount shown represents compensation earned from that date until the end of 2003.

(8)
Became Vice President and General Counsel on September 23, 2002 and the amount shown represents compensation earned from that date until the end of 2002.

(9)
Served as Senior Vice President and Chief Financial Officer through September 15, 2003, however, the amount shown represents compensation for the entire year.

(10)
$90,865 represents severance paid in 2003.

(11)
Became Senior Vice President and Chief Financial Officer on April 30, 2001, and the amount shown represents compensation earned from that date until the end of 2001.

OPTION GRANTS IN 2003

        The following table provides information on option grants in 2003 to the named executive officers.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in 2003	Exercise Price Per Share($)	Expiration Date	Grant Date Present Value($)(1)
Kenneth B. Gilman	—	—	—	—	—
Robert D. Frank	50,000	5.30%	$10.40	5/12/2013	$293,000
J. Gordon Smith	100,000	10.61%	$16.76	11/10/2013	$878,000
Lynne A. Burgess	5,000	0.53%	$10.40	5/12/2013	$29,300
Philip R. Johnson	7,500	0.80%	$10.40	5/12/2013	$43,950
Thomas F. Gilman	20,000	2.12%	$10.40	5/12/2013	$117,200

(1)
Grant date present values were derived using the Black-Scholes option pricing model in accordance with the rules and regulations of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company's stock price. The Black-Scholes model was used with the following weighted average assumptions: expected life of the option, 5 years; risk free interest rate, 2.7%; expected volatility, 63%; and expected dividend yield, 0%.

OPTION EXERCISE AND YEAR-END VALUE TABLE

        The following table discloses the options that were exercised by or are attributable to the named executive officers during 2003 and sets forth the number and value of their unexercised options at December 31, 2003.

			Number of Securities Underlying Unexercised Options at Dec. 31, 2003(#)
	Aggregated Option Exercises in 2003 and Year-End Option Values
					Value of Unexercised In-The-Money Options at Dec. 31, 2003($)
Name	Shares Acquired on Exercise(#)	Value Realized($)
			Exercisable	Unexercisable	Exercisable	Unexercisable(1)
Kenneth B. Gilman	—	—	491,667	245,833	—	—
Robert D. Frank	—	—	40,404	70,202	$56,970	$403,985
J. Gordon Smith	—	—	—	100,000	—	$115,000
Lynne A. Burgess	—	—	5,000	15,000	$45,800	$129,150
Philip R. Johnson	—	—	19,557	15,581	$83,592	$67,719
Thomas F. Gilman	—	—	54,284	128,570	$192,054	$534,313

(1)
Based on the New York Stock Exchange Composite closing price as published in the Wall Street Journal for the last business day of the fiscal year ($17.91).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
AND CHANGE-IN-CONTROL ARRANGEMENTS

        Kenneth B. Gilman.    Mr. Gilman has an employment agreement with us to serve as our chief executive officer and president until December 31, 2004, unless terminated earlier in accordance with the employment agreement. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. During the term of his agreement, Mr. Gilman will receive an annual salary of $750,000 and will be eligible to earn an annual bonus of up to his annual salary if we achieve performance targets set by the board of directors and an additional bonus of up to his annual salary if we exceed those targets by an amount determined by the board of directors. If we do not renew Mr. Gilman's employment at the end of the term, we will pay him an amount equal to his annual base salary and the bonus he earned in the previous year. If we terminate Mr. Gilman's employment without cause or if he leaves with good reason at any time, we will pay him an amount equal to the present value of two years' annual salary and an additional amount equal to the bonus Mr. Gilman earned in the previous year. During the term of Mr. Gilman's employment and for two years after the termination of his contract (one year if we do not renew his contract), he is subject to non-competition and non-solicitation provisions.

        We granted Mr. Gilman options to acquire up to 737,500 shares of our common stock immediately preceding our initial public offering at an exercise price of $17.93 per share, which vest ratably over a three-year period. On March 14, 2004, two years from the date of our initial public offering, under the terms of his employment agreement as amended, Mr. Gilman was granted an additional option to purchase from us up to 162,177 shares at an exercise price of $17.18 per share. The options expire five years after their grant date but will expire sooner if Mr. Gilman's employment terminates before that date.

        If we have a change in control, we will pay Mr. Gilman 299% of the average annual base salary and bonus paid to Mr. Gilman over the previous five full calendar years (or the term of his employment, if shorter). In addition, Mr. Gilman's options will immediately vest and be exercisable unless Mr. Gilman would be subject to a golden parachute excise tax imposed under the Internal Revenue Code.

        Mr. Gilman entered into a First Amendment to Employment Agreement dated as of February 26, 2004, which provided for an amendment to the definition of "Fair Market Value" set forth in Section 9(c) of the employment agreement in order to simplify the calculation of the strike price for the option grant that he received on March 14, 2004.

        Robert D. Frank.    Mr. Frank entered into a severance agreement with us, dated November 1, 2002, providing for one year of base salary and benefits continuation and a pro-rated bonus if terminated; provided, however, that if he is terminated within two years of a change in control, as provided in that agreement, he is entitled to three years of base salary and benefits continuation. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Mr. Frank may trigger severance payments if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished. Mr. Frank is restricted by non-solicitation and non-compete restrictions for one year following final payment under the severance agreement in the case of termination and three years following a change in control.

        J. Gordon Smith.    Mr. Smith entered into a severance agreement with us dated September 29, 2003, providing for one year of base salary and benefits continuation and a pro-rated bonus if terminated; provided, however, that if he is terminated within two years of a change in control, as provided in that agreement, he is entitled to three years of base salary and benefits continuation. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Mr. Smith may trigger severance payments if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished. Mr. Smith is restricted by non-solicitation and non-compete restrictions for one year following final payment under the severance agreement in the case of termination and three years following a change in control.

        Lynne A. Burgess.    Ms. Burgess entered into a revised severance agreement with us dated April 21, 2003, providing for one year of base salary and benefits continuation and a pro-rated bonus if terminated; provided, however, that if terminated within two years of a change in control, as provided in that agreement, she is entitled to three years of base salary and benefits continuation. She will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Ms. Burgess may trigger severance benefits if her office is relocated by more than 50 miles, her base salary is reduced or her duties or title are diminished. Ms. Burgess is restricted by non-solicitation and non-compete restrictions for one year following termination or one year following final payments to her pursuant to the terms of the severance agreement, whichever is longer.

        Philip R. Johnson.    Mr. Johnson entered into a revised severance agreement with us, dated April 21, 2003, providing for one year of base salary and benefits continuation and a pro-rated bonus if he is terminated; provided, however, that if terminated within two years of a change in control, as provided in that agreement, he is entitled to three years of base salary and benefits continuation. He will not be entitled to severance in the event of termination due to death, disability, retirement, voluntary resignation or cause. Mr. Johnson may trigger severance payments if his office is relocated by more than 50 miles, his base salary is reduced or his duties or title are diminished. Mr. Johnson is restricted by non-solicitation and non-compete restrictions for one year following termination.

        Thomas F. Gilman.    Mr. Gilman entered into a letter agreement with us, dated January 23, 2004, in connection with the relinquishment of his duties as senior vice president and chief financial officer of Asbury on September 15, 2003, and the termination of the severance pay agreement dated November 1, 2002 between him and Asbury. Under the terms of the agreement, Mr. Gilman will remain an employee until the earliest of April 30, 2004, his death or his receipt of a written notice of termination and will receive a salary of $100,000 for such employment period. Mr. Gilman was also paid a lump sum payment of $198,000 less applicable withholding taxes, which represented his target pro-rated bonus for 2003. In addition, in consideration for his agreement to relinquish his duties as senior vice president and chief financial officer of Asbury and the termination of his severance pay agreement, Asbury will pay Mr. Gilman an aggregate of $400,000 less applicable withholding taxes, over a twelve month period.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY
COMPENSATION PLANS

        The number of stock options outstanding under our equity compensation plans, the weighted average exercise price of outstanding options, and the number of securities remaining available for issuance, as of December 31, 2003, were as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column a)(c)
Equity compensation plans approved by security holders	1,754,602	(1)	$14.04	2,990,694
Equity compensation plans not approved by security holders	1,043,795		$16.66	11,639

Total	2,798,397		$15.02	3,002,333

(1)
832,824 of these options were issued prior to security holder approval of our 2002 Option Plan on May 8, 2003.

        Our 2002 Stock Option Plan was originally adopted by our Board of Directors on March 9, 2002. On February 25, 2003, our Board of Directors approved an amendment to the 2002 Stock Option Plan increasing the number of shares available for issuance under the 2002 Stock Option Plan from 1,500,000 to 4,750,000. Our 2002 Stock Option Plan, as amended, was approved by our security holders at our annual shareholders meeting on May 8, 2003.

        In January 1999, we adopted an option plan under which we issued non-qualified options granting the right to purchase limited liability company interests in us prior to our incorporation (the "1999 Option Plan"). Under our 1999 Option Plan, which was amended and restated effective December 1, 2001, we granted options to certain of our directors, officers, employees and consultants for terms and at exercise prices and vesting schedules set by the Compensation Committee of our Board of Directors. Prior to our IPO, we issued options under our 1999 Option Plan for the purchase of 3.51% of the limited liability company interests in us which were converted upon our IPO into options to purchase 1,072,738 shares of our common stock in accordance with the 1999 Option Plan and which equaled 3.31% of our outstanding common stock as of December 31, 2003. Any unvested options granted under our 1999 Option Plan will vest and become exercisable upon a change of control. We do not intend to issue options under our 1999 Option Plan in the future.

PERFORMANCE GRAPH

        The following graph shows the value as of December 31, 2003, of a $100 investment in the Company's common stock made on March 14, 2002, as compared with similar investments based on (i) the value of the S & P 500 Index (with dividends reinvested) and (ii) the value of a market-weighted Peer Group Index composed of the common stock of AutoNation, Sonic Automotive, Group 1 Automotive, United Auto Group and Lithia Motors, in each case on a "total return" basis assuming reinvestment of dividends. The market-weighted Peer Group Index values were calculated from the beginning of the performance period. The stock performance shown below is not necessarily indicative of future performance.

Comparison of Cumulative Returns
Assumes Initial Investment of $100
and Reinvestment of Dividends

RELATED PARTY TRANSACTIONS

        Certain of our directors and their affiliates have engaged in transactions with us. Transactions with four of our directors, Ben David McDavid, Thomas F. McLarty, Jeffrey I. Wooley and Vernon E. Jordan, Jr., are described below. These transactions primarily relate to long-term operating leases of facilities. This practice is fairly common in the automotive retail industry. Rent expense attributable to related parties was $13.4 million for the year ended December 31, 2003 and future minimum payments under related party long-term non-cancelable operating leases as of December 31, 2003, were $90.7 million. We believe these transactions involved terms comparable to or more favorable to us than terms that would be obtained from an unaffiliated third party.

        We lease the following properties used by the Texas platform for dealership lots and offices from Mr. McDavid, his immediate family members and his affiliates:

  •
  properties leased from Mr. McDavid with an aggregate monthly rental fee of $189,000;

  •
  properties leased from David McDavid Family Properties, a partnership in which Mr. McDavid and his immediate family have a 100% ownership interest, for aggregate monthly rental fees of $90,000;

  •
  property leased from BroMac Inc., an "S" corporation in which Mr. McDavid and his immediate family have a 100% ownership interest, for a monthly rental fee of $1,500;

  •
  properties leased from Sterling Real Estate Partnership, a partnership in which Mr. McDavid and his immediate family have a 100% ownership interest, for aggregate monthly rental fees of $70,000;

  •
  property leased from Texas Coastal Properties, a partnership in which Mr. McDavid and his immediate family have a 100% ownership interest, for a monthly rental fee of $4,000; and

  •
  property leased from D.Q. Automobiles Inc., a corporation in which Mr. McDavid has a 100% ownership interest, for a monthly rental fee of $14,700.

        With respect to the above-mentioned leases with Mr. McDavid, we have a purchase option to acquire the related properties. The purchase option, initially based on the aggregate appraised value, adjusts each year for changes in the Consumer Price Index. The purchase option of $52.2 million as of December 31, 2003 can only be exercised in total. We currently have no intent to exercise this option.

        In addition, we lease the following properties from Mr. McDavid, his immediate family members and his affiliates:

  •
  property leased from McCreek Partners L.L.C., a limited liability corporation which is wholly owned by McCreek, Ltd., a partnership in which Mr. McDavid and his immediate family hold a 100% ownership interest, for a monthly rental fee of $5,300;

  •
  approximately ten acres of land in Frisco, Texas, leased from McFrisco Partners I, Ltd., an entity in which Mr. McDavid and his immediate family hold a 100% ownership interest, for a monthly rental fee of $60,000 per month from April 20, 2001, through October 31, 2001, and, beginning November 1, 2001, for a monthly rental fee of $80,000 plus 1% of the incurred construction costs of the new dealership facility until the construction is completed at which time the monthly rent will be increased to $90,000 a month plus 1% of the incurred construction costs, and is currently estimated to be approximately $182,000 per month; and

  •
  approximately three acres of land adjacent to our current Honda dealership in Houston, Texas, for four years, rent-free. We estimate fair market rent over the four-year term (i.e., our savings to offset the above-market purchase price for land purchased in 2002) to be $275,000.

        The Loomis Corporation, a corporation in which Mr. McDavid and his immediate family hold a 21% ownership interest, was paid approximately $565,000 for the year ended December 31, 2003, for advertising fees.

        We lease the following properties used by the Arkansas platform for dealership lots and offices from Mr. McLarty, his immediate family members and his affiliates:

  •
  property leased from NPF Holdings L.L.C., a limited liability company in which Mr. McLarty has a 58.5% ownership interest for a monthly rental fee of $64,491;

  •
  property leased from MHC Properties G.P., a partnership in which Mr. McLarty has an 85.5% ownership interest, for a monthly rental fee of $14,373;

  •
  property leased from Prestige Properties, GP, a partnership in which MHC Properties GP, of which Mr. McLarty owns 85.5%, holds a 68% ownership interest, for a monthly rental fee of $40,169;

  •
  property leased from Summerhill Partnership, L.P., a limited partnership in which Mr. McLarty has a 49.88% ownership interest, for a monthly rental fee of $33,290; and

  •
  property leased from McLarty Companies, an "S" corporation in which Mr. McLarty has a 100% ownership interest, for a monthly rental fee of $1,500.

        Mr. McLarty entered into a consulting agreement with us to provide management and consulting services for a term of three years beginning February 23, 1999. In February 2002, Mr. McLarty's consulting agreement was amended to extend the term of the agreement through May 1, 2008 and to increase his annual compensation to $500,000.

        We lease two properties used by the Tampa Platform for dealership lots and offices from Mr. Wooley, for a monthly rental fee of $143,043.

        In the third quarter of 2003, we sold land to Mr. Wooley and entered into an agreement where he will construct a parking lot for our Hyundai facility and lease back the property to us. The sale price of the land of $823,000 was equal to the purchase price paid for the land in January 2003. We are accounting for these transactions as operating leases. The annual rental fee is equal to 10% of the purchase price of the land plus incurred construction costs. As of December 31, 2003, the monthly rental fee was $9,589 and, once construction is complete, the monthly rental fee is estimated to be $12,500.

        Mr. Wooley entered into an employment agreement with the Tampa platform to serve as its president and chief executive officer from September 1, 2003 until September 1, 2006. The agreement provides for an annual base salary of $425,000. Mr. Wooley also is entitled to participate in an annual incentive compensation program established by Asbury for selected Asbury platform chief executive officers. If Mr. Wooley's salary is terminated for any reason other than voluntary resignation, cause, death or disability, the Tampa platform will pay him his base salary for the remainder of the term or one year, which ever is greater, provided, however, that if he is terminated within one year of a change in control, as provided in that agreement, the Tampa platform will pay him his salary for the remainder of the term or two years, whichever is greater. In addition, Mr. Wooley will receive any performance-based cash bonus for the portion of the calendar year preceding his termination that the Board in good faith determines to have been earned by Mr. Wooley.

        In the third quarter 2003, we entered in an agreement with Mr. Wooley for the construction of a new dealership facility for our existing Nissan store. The annual rental fee is equal to 10% of the incurred construction costs of the new facility. As of December 31, 2003, the monthly rental fee was $1,921 and, once construction is complete, the monthly rental fee is estimated to be $20,833

        Mr. Wooley's brother, Millard J. Wooley, is employed by our Tampa Platform. Millard Wooley serves in the capacity of wholesale manager at Courtesy Nissan of Tampa at a salary of $100,000 per year.

        During 2003, we paid approximately $59,000 in legal fees to Akin, Gump, Strauss, Hauer & Feld, L.L.P., a law firm in which Mr. Jordan was Of Counsel.

Other Related Party Transactions

        During 2003 we acquired one dealership location (which included five franchises) for $8.0 million in cash, funded from our Committed Credit Facility. The seller, Bobby Gray, is the president of one of our platforms.

        We believe that all the above-mentioned transactions involve terms that would be comparable to terms obtained from an unaffiliated third party.

REPORT OF THE AUDIT COMMITTEE

March 11, 2004

        Our Audit Committee is governed by a written charter adopted and approved by the Board of Directors, a copy of which is attached as Appendix A to this proxy statement. We review and reassess the adequacy of the charter annually. Each member of our Committee meets the independence standards established by the Board and the New York Stock Exchange.

        We assist the Board in fulfilling its responsibilities to oversee (i) management's implementation of the Company's financial reporting process, (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company's outside auditors, (v) the performance of the Company's internal audit function and (vi) the outside auditors.

        We discuss with Asbury's internal and independent auditors the overall scope and plans for their respective audits. We meet with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting.

        Management has primary responsibility for the Company's consolidated financial statements and the reporting process, including the system of internal controls and disclosure controls. The Company's independent auditors, Deloitte & Touche LLP, are responsible for performing an independent audit of those financial statements and expressing an opinion based on their audit as to the statements' conformity with generally accepted accounting principles. We are responsible for monitoring and overseeing these processes. In discharging our oversight role, we have reviewed and discussed the audited financial statements for the year ended December 31, 2003 with Asbury's management and Deloitte & Touch LLP.

        We have also reviewed and discussed with Deloitte & Touche LLP issues deemed significant by the auditors, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Audit Committee Communications), as amended. In addition, we discussed with Deloitte & Touche LLP their independence from Asbury and its management, received the written disclosures and the letter from them required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered whether the provision of non-audit services is compatible with maintaining Deloitte & Touche LLP's independence from the Company.

        Based upon the review and discussions outlined above, we have recommended to the Board that the Company's audited financial statements be included in Asbury's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE
Philip F. Maritz (Chairman) Michael J. Durham Thomas C. Israel

INDEPENDENT AUDITORS 2003 FEES

        The following table summarizes the aggregate fees billed to Asbury by the independent auditors:

	2003	2002
Audit Fees	$1,133,033	$1,720,000
Audit-Related Fees	$20,400	$36,200
Tax Fees	—	—
All Other Fees	—	—

Total	$1,153,433	$1,756,200

Audit Fees

        The aggregate fees of Deloitte & Touche LLP for professional services rendered for the audits of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002, and for the reviews of the financial statements include in the Company's Quarterly Reports on Form 10-Q for the fiscal years ended 2003 and 2002 were $883,033 and $1,570,000, respectively. Included in the 2003 and 2002 audit fees are $250,000 and $150,000, respectively, of fees associated with comfort letters. The fees in 2003 include $566,633 that had not been billed to the Company as of December 31, 2003. The fees in 2002 include $930,000, in connection with the re-audits in 2002 of the Company's financial statements for the fiscal years ended December 31, 2001 and 2000, respectively, that had previously been audited by Arthur Anderson LLP.

Audit-Related Fees

        The aggregate fees of Deloitte & Touche LLP for professional services rendered for assurance and related services in connection with the audits of the Company's annual financial statements for the fiscal years ended December 31, 2003 and 2002 were $20,400 and $36,200, respectively. The audit-related fees in 2003 and 2002 related to the audit of one of the Company's benefit plans.

Tax Fees

        There were no tax fees billed by Deloitte & Touche LLP during 2003 and 2002.

All Other Fees

        There were no other fees billed by Deloitte & Touche LLP during 2003 and 2002.

        The Audit Committee of the Company's Board of Directors has considered whether the provision of other audit related services is compatible with maintaining the principal accountant's independence.

Audit Committee's Pre-Approval Policies and Procedures

        The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, the Company's independent auditor. Each year, the Audit Committee approves the proposed services, including the nature, type and scope of services to be performed by the independent auditor during the fiscal year and the related fees. Audit Committee pre-approval is also required for those engagements that may arise during the course of the year that are outside the scope of the initial services and fees pre-approved by the Audit Committee.

        Pursuant to the Sarbanes-Oxley Act of 2002, the fees and services provided as noted in the table above were authorized and approved by the Audit Committee in compliance with the pre-approval policies and procedures described herein.

PROPOSAL NO. 2

APPOINTMENT OF INDEPENDENT AUDITORS

        Upon the recommendation of the Audit Committee of the Board of Directors, the Board of Directors has, subject to ratification by the stockholders, appointed Deloitte & Touche LLP as the Company's principal independent auditors for the year 2004. A representative from Deloitte & Touche LLP will be present at the 2004 Annual Meeting and will be available to make such comments as may be appropriate and to answer proper questions.

        The Board of Directors, the Audit Committee and management recommend a vote FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2004.

CHANGE IN CERTIFYING ACCOUNTANT

        On May 13, 2002, we removed Arthur Andersen LLP ("Arthur Andersen") as our independent auditors and on May 16, 2002, we retained Deloitte & Touche LLP to serve as our independent auditors for the fiscal year 2002. The Audit Committee recommended this replacement, and it was approved by the Board of Directors.

        Arthur Andersen's reports on the Company's consolidated financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

        During the years ended December 31, 2001 and 2000, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused them to make reference to the subject matter in connection with their report of the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Company provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Appendix B to this Proxy Statement is a copy of Arthur Andersen's letter, dated May 16, 2002, filed as Exhibit 16 to the Company's Form 8-K filed with the SEC on May 17, 2003, stating its agreement with such statements.

        During the years ended December 31, 2001 and 2000, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K. During 2002, Deloitte & Touche re-audited the Company's financial statements for the fiscal years ended December 31, 2001 and 2000 as a result of the guidance published by the Auditing Standards Board, which recommended a re-audit in cases where companies had both discontinued operations and previously issued financial statements which had been audited by an accounting firm which has ceased to exist.

PROPOSAL NO. 3
APPROVAL OF AMENDMENTS TO THE ASBURY AUTOMOTIVE GROUP, INC.
2002 STOCK OPTION PLAN

        The stockholders are being asked to approve proposed amendments to the Company's 2002 Stock Option Plan, which, as amended, will be renamed the Asbury Automotive Group, Inc. 2002 Equity Incentive Plan (the "Amended 2002 Plan"). Upon stockholder approval of the proposed amendments to the 2002 Plan, the Amended 2002 Plan will permit, in addition to the grant of nonqualified stock options, the grant of incentive stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance stock units, and other equity-based or equity-related awards that the compensation committee (the "Committee") of the Board of Directors determines to be consistent with the purpose of the Amended 2002 Plan and the interests of the Company. Certain other technical amendments to the Company's 2002 Stock Option Plan, including amendments with respect to limitations on repricing awards, indemnification provisions, adjustments upon extraordinary events, substitute awards, and the treatment of awards upon a change of control, will also become effective upon stockholder approval. The following discussion of the Amended 2002 Plan describes the plan as it would be in effect following stockholder approval of the proposed amendments and reflects the incorporation of the proposed amendments. The aggregate number of shares available under the Amended 2002 Plan will remain 4,750,000 and will not be affected by the proposed amendments to the Company's 2002 Stock Option Plan.

Background of the 2002 Stock Option Plan

        The Company's 2002 Stock Option Plan was originally adopted by the Board of Directors on March 9, 2002. On February 25, 2003, the Board of Directors approved an amendment increasing the number of shares available under the 2002 Stock Option Plan from 1,500,000 to 4,750,000, an increase of 3,250,000 shares, which amendment the Company's stockholders approved at the Company's 2003 Annual Meeting of Stockholders.

The Amended 2002 Plan

        The Amended 2002 Plan is designed to promote the interests of the Company and its stockholders by attracting and retaining exceptional directors, officers and other key employees of the Company and its subsidiaries and enabling such individuals to participate in the long-term growth and financial success of the Company.

        This summary of the material terms of the Amended 2002 Plan is qualified in its entirety by reference to Appendix C attached to this Proxy Statement, which contains a copy of the Amended 2002 Plan as restated assuming stockholder approval of the proposed amendments to the Company's 2002 Stock Option Plan. Stockholders are encouraged to review the Amended 2002 Plan. The Board of Directors recommends stockholders approve the Amended 2002 Plan. The Board of Directors believes that the proposed amendments will provide the Company with an enhanced ability to incentivize plan participants by enabling the Company to grant various types of equity-based awards. The Amended 2002 Plan is intended to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to stock options, stock appreciation rights and certain other awards granted under the Amended 2002 Plan that are designated as Performance Compensation Awards.

Description of the Amended 2002 Plan

        Plan Name.    Upon stockholder approval of the proposed amendments, the plan will be renamed the Asbury Automotive Group, Inc. 2002 Equity Incentive Plan.

        Administration.    The Committee administers the Amended 2002 Plan. The Committee has the authority to construe, interpret and implement the Amended 2002 Plan, and prescribe, amend and rescind rules and regulations relating to the Amended 2002 Plan and awards granted under the Amended 2002 Plan. The determination of the Committee on all matters relating to the Amended 2002 Plan or any award agreement is final and binding. The Board of Directors may grant awards under the Amended 2002 Plan to directors who are not employees of us or our affiliates, and the Board of Directors may administer the Amended 2002 Plan with respect to those awards.

        Shares.    A maximum of 4,750,000 shares, subject to adjustment as provided in the Amended 2002 Plan, may be delivered under the Amended 2002 Plan. The maximum number of shares with respect to which options and stock appreciation rights may be granted under the Amended 2002 Plan to any participant in any fiscal year of the Company is 350,000, subject to adjustment as provided in the Amended 2002 Plan. The maximum number of shares with respect to which all other awards (i.e., awards other than options and stock appreciation rights) may be granted under the Amended 2002 Plan to any participant in any fiscal year of the Company is 175,000, subject to adjustment as provided in the Amended 2002 Plan. If an award granted under the Amended 2002 Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of shares, then the shares covered by that award will again become available for delivery under the Amended 2002 Plan. Shares deliverable under the Amended 2002 Plan may consist of authorized and unissued shares or treasury shares. As of April 12, 2004, the closing price of our common stock was $17.26 per share.

        Awards may be made under the Amended 2002 Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its affiliates or a company acquired by the Company or with which the Company combines. The number of shares underlying any such assumed or substitute awards will generally be counted against the number of shares available for awards under the Amended 2002 Plan. Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its subsidiaries or affiliates through a merger or acquisition will not, however, be counted against the number of shares available for awards under the Amended 2002 Plan.

        Eligibility.    Any director, officer or other key employee of the Company or any of its subsidiaries (including any prospective officer or key employee) is eligible to be designated to participate in the Amended 2002 Plan. The Committee selects those eligible persons who will receive awards under the Amended 2002 Plan. Currently, our Board of Directors consists of eleven persons (one seat is vacant) and we have eleven corporate officers. Of the approximately 200 persons eligible to be designated to participate, we granted options to 187 persons under the 2002 Stock Option Plan in 2003.

        Types of Awards.    Awards may be made under the Amended 2002 Plan in the form of options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units, performance stock units and other equity-based or equity-related awards that the Committee determines are consistent with the purpose of the Amended 2002 Plan and the interests of the Company. Awards under the Amended 2002 Plan may be granted in tandem with other awards granted under the plan.

        Award Agreements.    Each award under the Amended 2002 Plan will be evidenced by a written award agreement, contract, or other instrument or document evidencing the award, which is to be delivered to the participant and which will specify the terms and conditions of the award and any rules applicable to the award.

        Options.    Under the Amended 2002 Plan, the Company may grant non-qualified stock options and incentive stock options. Subject to the provisions of the Amended 2002 Plan, the Committee has the sole and complete authority to determine the participants to whom options are granted, the number of shares to be covered by each option, whether the option will be a non-qualified stock option or incentive stock option, and the conditions and limitations applicable to the exercise of the option.

Unless the award agreement specifies otherwise, all options granted under the Amended 2002 Plan will be non-qualified options. The terms and conditions of each incentive stock option will be subject to, and comply with, the provisions of Section 422 of the Code.

        Except as otherwise established by the Committee at the time an option is granted and set forth in the applicable award agreement, the exercise price of each share covered by an option will be the fair market value of a share (determined as of the date the option is granted). The exercise price of each share covered by an option will not be less than the fair market value of a share (determined as of the date the option is granted). Repricing of options is not permitted without prior stockholder approval.

        Each option becomes vested and exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the award agreement or thereafter. Except as otherwise specified by the Committee in the award agreement, an option becomes vested and exercisable with respect to one-third of the shares subject to the option on each of the first three anniversaries of the option's grant date. The Committee may impose such conditions with respect to the exercise of options as it may deem necessary or advisable.

        Except as otherwise set forth in the award agreement, each option will expire immediately, without any payment, upon the earlier of (1) the tenth anniversary of the option's grant date and (2) the date the participant holding an option ceases to be employed by the Company or one of its subsidiaries. An option may not be exercised after the tenth anniversary of the option's grant date.

        Shares will not be delivered pursuant to an option's exercise until the participant pays the exercise price in full. Payment of the exercise price may be made in cash, or its equivalent, or (1) by exchanging shares owned by the participant (which are not the subject of any pledge or other security interest and which have been owned by the participant for at least six months) or (2) subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the shares otherwise deliverable upon the option's exercise and to deliver promptly to the Company an amount equal to the option's aggregate exercise price, or by a combination of the foregoing methods. The combined value of all cash and cash equivalents and the fair market value of all shares tendered to the Company in payment of the option's exercise price must, as of the date of the option's exercise, at least equal the exercise price of the shares acquired upon the option's exercise.

        The Company's current policy is to provide to each director who is not an employee of us or our affiliates an annual grant of options having an aggregate exercise price equal to $75,000, up to a maximum of 5,000 shares. Using the $17.26 per share value of our stock on April 12, 2004, assuming that the option grant was made on that date each non-employee, non-affiliate director would have received options in 2004 covering 4,345 shares of our common stock under the Amended 2002 Plan.

        Stock Appreciation Rights.    Under the Amended 2002 Plan, the Company may grant stock appreciation rights. Subject to the provisions of the Amended 2002 Plan, the Committee has the sole and complete authority to determine the participants to whom stock appreciation rights are granted, the number of shares to be covered by each stock appreciation right, the exercise price of the stock appreciation right, and the conditions and limitations applicable to the exercise of the stock appreciation right. Stock appreciation rights may be granted in tandem with another award, in addition to another award, or freestanding and unrelated to another award granted under the plan. Stock appreciation rights granted in tandem with or in addition to an award granted under the plan may be granted either at the same time as the award or at a later time.

        Except as otherwise established by the Committee at the time a stock appreciation right is granted and set forth in the applicable award agreement, the exercise price of each share covered by a stock appreciation right will be the fair market value of a share (determined as of the date the stock appreciation right is granted). The exercise price of each share covered by a stock appreciation right will not be less than the fair market value of a share (determined as of the date the stock appreciation right is granted). Repricing of stock appreciation rights is not permitted without prior stockholder approval.

        A stock appreciation right entitles the participant to receive an amount equal to the excess, if any, of the fair market value of a share on the date of exercise over the exercise price of a share under the stock appreciation right. The Committee will determine, in its discretion, whether a stock appreciation right will be settled in cash, shares of the Company, other securities, other awards under the Amended 2002 Plan or other property, or a combination of any of the foregoing.

        Subject to the terms of the Amended 2002 Plan and the applicable award agreement, the Committee will determine, at or after the grant a stock appreciation right, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of a stock appreciation right. Any determination by the Committee with respect to a stock appreciation right may be changed by the Committee from time to time and may govern the exercise of stock appreciation rights granted or exercised after any such determination. The Committee may impose any conditions or restrictions on the exercise of a stock appreciation right as it deems appropriate or desirable.

        Restricted Stock and Restricted Stock Units.    Under the Amended 2002 Plan, the Company may grant restricted stock and restricted stock units. Subject to the provisions of the Amended 2002 Plan, the Committee has the sole and complete authority to determine the participants to whom restricted stock and restricted stock units are granted, the number of shares of restricted stock and restricted stock units to be granted to each participant, the duration of the period during which and the conditions under which the restricted stock and restricted stock units may be forfeited to the Company, and the other terms and conditions of restricted stock and restricted stock units.

        Restricted stock and restricted stock units may not be sold, assigned, transferred, pledged or otherwise encumbered except, in the case of restricted stock, as provided in the Amended 2002 Plan or the applicable award agreement. Each restricted stock unit will have a value equal to the fair market value of a share of Company common stock. Restricted stock units may be paid in cash, shares of the Company, other securities, other awards under the plan, or other property, as determined in the discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable award agreement. Dividends paid on any shares of restricted stock may be paid directly to the participant, withheld by the Company subject to vesting of the restricted stock, or may be reinvested in additional shares of restricted stock or in additional restricted stock units, as determined by the Committee in its discretion.

        With respect to restricted stock, the applicable award agreement will specify if and to what extent the participant will not be entitled to the rights of a stockholder in respect of such awards, provided that restricted stock will, unless otherwise provided in the award agreement, remain subject to the provisions of the plan with respect to dividends and transfer restrictions related to restricted stock.

        Other Stock-Based Awards.    In addition to options, stock appreciation rights, restricted stock and restricted stock units, subject to the provisions of the Amended 2002 Plan, the Committee has the sole and complete authority to grant to participants other equity-based or equity-related awards (including deferred stock units and performance stock units) in such amounts and subject to such terms and conditions as the Committee may determine. Such awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 as promulgated by the Securities Exchange Commission under the Securities Exchange Act of 1934. Deferred stock units represent an unfunded and unsecured promise by the Company to deliver shares in accordance with the terms of the applicable award agreement. Performance stock units represent an unfunded and unsecured promise by the Company to deliver shares of Company stock, cash, other securities, other awards under the plan or other property upon the attainment of performance goals established by the Committee in accordance with the Amended 2002 Plan.

        Dividends and Dividend Equivalents.    In the sole and complete discretion of the Committee, an award granted under the Amended 2002 Plan, other than an option or stock appreciation right, may provide the participant with dividends or dividend equivalents, payable in cash, shares of Company stock, other securities, other awards under the Amended 2002 Plan or other property, on a current or deferred basis, on terms and conditions determined by the Committee in its discretion, including payment directly to the participant, withholding of such amounts by the Company subject to vesting of the award, or reinvestment in additional shares of Company stock, restricted stock or other awards under the Amended 2002 Plan.

        "Performance Compensation Awards".    The Committee may, in its discretion, designate any award (other than options and stock appreciation rights) as a "Performance Compensation Award". By designating an award a Performance Compensation Award and complying the terms of the Amended 2002 Plan that apply to Performance Compensation Awards, the Committee intends to enable the Company to treat those awards as "performance based compensation" under Section 162(m) of the Code and thus preserve deductibility by the Company for federal income tax purposes with respect to Performance Compensation Awards granted to participants who are "covered employees" as defined in Section 162(m) of the Code. Options and stock appreciation rights granted under the Amended 2002 Plan cannot be designated as Performance Compensation Awards under the Amended 2002 Plan. All options and stock appreciation rights granted under the Amended 2002 Plan, however, are intended to qualify as "performance based compensation" under Section 162(m) of the Code.

        Each Performance Compensation Award will be payable only upon achievement over a specified performance period, as established by the Committee, of a pre-established objective performance goal established by the Committee for that performance period. The Committee may designate one or more performance criteria for purposes of establishing performance goals with respect to Performance Compensation Awards made under the Amended 2002 Plan. The performance criteria that will be used to establish the performance goals will be based on attainment of specific levels of performance of the Company or any of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and will be limited to the following: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on shareholders' equity, (6) return on investment, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability/profit margins, (11) market share, (12) revenues or sales (based on units and/or dollars), (13) costs, (14) cash flow, (15) working capital, (16) customer satisfaction and (17) employee satisfaction. The performance criteria selected by the Committee may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof.

        With regard to a particular performance period, the Committee will have the discretion, subject to the terms of the Amended 2002 Plan, to select the length of the performance period, the type(s) and amounts of Performance Compensation Award(s) to be issued, the performance goal(s) that will be used to measure performance for the performance period and the performance formula that will be used to determine what portion, if any, of the Performance Compensation Award has been earned for the performance period. Such discretion will be exercised by the Committee in writing no later than 90 days after the commencement of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code).

        The Committee may, at any time within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Award to fail to qualify as "performance based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, adjust or modify the calculation of a performance goal for the performance period to the extent permitted under

Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its affiliates, subsidiaries, divisions or operating units or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its affiliates, subsidiaries, divisions or operating units, or the financial statements of the Company or any of its affiliates, subsidiaries, divisions or operating units, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

        Following the completion of a performance period, the Committee will determine and certify in writing whether, and to what extent, the performance goals for that performance period were attained and, if so, to calculate and certify in writing the amount of the Performance Compensation Award earned for the performance period based upon the performance formula. The Committee will then determine the actual size of each Performance Compensation Award. In determining the actual size of each Performance Compensation Award, the Committee may, in its sole judgment, reduce or eliminate the amount of a Performance Compensation Award earned under the performance formula. No Performance Compensation Award may be paid unless and until the Committee certifies that the performance goals were met.

        Generally a participant must be employed by the Company on the last day of a performance period to be eligible for payment in respect of a Performance Compensation Award for the applicable performance period. In the discretion of the Committee, however, Performance Compensation Awards may be paid to participants who retire or whose employment terminates after the beginning of the performance period for which a Performance Compensation Award is made, or to the designee or estate of a participant who dies prior to the last day of a performance period, but not unless and until the Committee has certified attainment of the relevant performance goal(s).

        Performance Compensation Awards granted for a performance period will be paid to participants as soon as administratively possible following completion of the Committee's certifications of performance goals and performance formulas, unless the Committee determines that any Performance Compensation Award will be deferred.

        The maximum Performance Compensation Award that may be granted to any participant under the Amended 2002 Plan in any fiscal year of the Company is 175,000 shares of Company stock, or, in the event the Performance Compensation Award is paid in cash, other securities, other awards under the Amended 2002 Plan or other property, the equivalent cash value of 175,000 shares of Company stock on the last day of the performance period to which the award relates, in each case subject to adjustment as provided in the Amended 2002 Plan. A Performance Compensation Award that has been deferred may not (between the date as of which the Performance Compensation Award is deferred and the payment date) increase in a manner prohibited by Section 162(m) of the Code.

        In no event may any discretionary authority granted to the Committee by the Amended 2002 Plan be used to (1) grant or provide payment in respect of Performance Compensation Awards for a performance period if the performance goals for such performance period have not been attained, (2) increase a Performance Compensation Award for any participant at any time after the first 90 days of the performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase a Performance Compensation Award above the maximum amount payable under the Amended 2002 Plan.

        Section 83(b) Elections.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable award agreement or by action of the Committee in writing prior to the making of such election.

        Change of Control.    In the event the Company experiences a Change of Control (as defined in the Amended 2002 Plan), unless otherwise provided in the applicable award agreement, (1) outstanding options and stock appreciation rights that are unexercisable or otherwise unvested will automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to the Change of Control and (2) all other outstanding awards (i.e., other than options and stock appreciation rights) that are unexercisable, unvested or still subject to restrictions, forfeiture or satisfaction of performance goals, will automatically be deemed exercisable or vested, all restrictions and forfeiture provisions related thereto will lapse, and all performance goals will be deemed to have been satisfied at the target level, as the case may be, as of immediately prior to the Change of Control.

        Certain Transactions.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar corporate transaction or event affects the shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee may, in such manner as it deems equitable or desirable, adjust any or all of (1) the number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which awards may be granted, including the maximum number of shares or other securities of the Company (or number and kind of other securities or property) with respect to which (a) options and stock appreciation rights may be granted to any participant in any fiscal year of the Company, (b) all other awards (i.e., awards other than options and stock appreciation rights) may be granted to any participant in any fiscal year of the Company and (c) performance compensation awards may be granted to any participant in any fiscal year of the Company and (2) the terms of any outstanding award, including (x) the number of shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding awards or to which outstanding awards related and (y) the exercise price with respect to any award or, if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding award in consideration for the cancellation of such award, including, in the case of any outstanding option or stock appreciation right, a cash payment to the holder of such option or stock appreciation right in an amount equal to the excess, if any, of the fair market value of the shares subject to the option or stock appreciation right over the aggregate exercise price of such option or stock appreciation right.

        The Committee may make adjustments in the terms and conditions of, and the criteria included in, outstanding awards in recognition of unusual or nonrecurring events (including any of the events described in the preceding paragraph or the occurrence of a Change of Control) affecting the Company, any affiliate, or the financial statements of the Company or any affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (1) whenever the Committee, in its sole discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of outstanding awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for exercise prior to the occurrence of such event and (2) if deemed appropriate or desirable by the Committee, in its sole discretion, by providing for a cash payment to the holder of an award in consideration for the cancellation of the award, including, in the case of an option or a stock appreciation right, a cash payment to the holder of such option or stock appreciation right in consideration for the cancellation of such option or stock appreciation right in an amount equal to the excess, if any, of the fair market value (as of a date specified by the Committee) of the shares subject to the option or stock appreciation right over the aggregate exercise price of such option or stock appreciation right, provided that no such adjustment may be made to the extent that such authority or adjustment would cause a "Performance

Compensation Award" to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

        In the event of (1) a merger of the Company with or into another corporation, (2) a merger of any subsidiary of the Company with or into another corporation that requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization or (iii) the sale or disposition of substantially all of the assets of the Company, each outstanding option will either continue in effect, be assumed or an equivalent option substituted therefor by the successor corporation or a "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) of the successor corporation. In the event that the option does not continue in effect or the successor corporation refuses to assume or substitute for the option, the participant will fully vest in and have the right to exercise the option as to all shares subject to the option, including shares as to which it would not otherwise be vested or exercisable. If an option becomes fully vested and exercisable in lieu of continuation, assumption or substitution, the Company will notify the participant that the option will be fully vested and exercisable for a period of 15 days from the date of such notice, or such shorter period as the Committee may determine to be reasonable, and the option will terminate upon the expiration of such period. For these purposes, the option will be considered assumed if, following the merger or sale or disposition of assets, it confers the right to purchase or receive, for each share subject to the option immediately prior to the merger or sale or disposition of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale or disposition of assets by holders of shares of Company stock for each share of Company stock held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Company stock). If the consideration received in the merger or sale or disposition of assets, however, is not solely common stock of the successor corporation or its "parent corporation" or "subsidiary corporation," the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the option, for each share of Company stock subject to the option, to be solely common stock of the successor corporation or its "parent corporation" or "subsidiary corporation" equal in fair market value to the per share consideration received by holders of shares of Company stock in the merger or sale or disposition of assets.

        Non-Transferability.    Except as otherwise specified in the award agreement, each award (and any rights and obligations under the award) is exercisable only by the participant during his or her lifetime, or, if permissible under applicable law, by the participant's legal guardian or representative. No award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company and its affiliates. The designation of a beneficiary will not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

        Amendment and Termination of the Amended 2002 Plan.    The Board of Directors may amend, alter, suspend, discontinue or terminate the Amended 2002 Plan or any portion thereof at any time. No amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Amended 2002 Plan. Any amendment, alteration, suspension, discontinuation or termination that would impair the rights of any holder or beneficiary of an outstanding award may not to that extent be effective without the consent of the affected participant, holder or beneficiary. Unless terminated earlier by the Board of Directors, the Amended 2002 Plan will terminate on March 9, 2012.

        Indemnification.    No member of the Board of Directors, the Committee or any employee of the Company will be liable for any action taken or omitted or any determination made in good faith with respect to the Amended 2002 Plan or any award granted under the Amended 2002 Plan, and those persons will be indemnified in connection with such actions taken or omitted and such determinations in accordance with the terms of the Amended 2002 Plan.

Options Granted

        The following table sets forth the number of options that were granted under the 2002 Stock Option Plan from March 9, 2002, the effective date of the 2002 Stock Option Plan, until April 12, 2004. To date, no awards other than non-qualified options have been granted under the 2002 Stock Option Plan.

Name and Position	Number of Units
Kenneth B. Gilman/President and Chief Executive Officer	162,177
J. Gordon Smith/Senior Vice President and Chief Financial Officer	100,000
Robert D. Frank/ Senior Vice President of Automotive Operations	110,606
Lynne A. Burgess/Vice President of Human Resources	20,000
Philip R. Johnson/Vice President of Human Resources	19,621
Thomas F. Gilman/ Former Senior Vice President and Chief Financial Officer	26,061
Executive Officer Group	438,165
Non-Executive Officer Director Group	29,000
Non-Executive Officer Employee Group	1,805,025

Federal Income Tax Considerations

        The following discussion summarizes the federal income tax consequences with respect to options granted under the Amended 2002 Plan, as well as certain tax considerations with respect to the Company's ability to deduct payments made in connection with the Amended 2002 Plan. This discussion is based upon interpretations of the Code in effect on January 1, 2004, and the regulations promulgated thereunder as of such date. This summary is not intended to be a complete statement of applicable law, nor does it address state, local or foreign tax considerations.

        Options.    For federal income tax purposes, no income is recognized by a participant upon grant of a non-qualified option under the Amended 2002 Plan. Upon exercise of a non-qualified option, generally an amount equal to the excess of the fair market value of the shares acquired on the date of exercise of such option over the exercise price is taxable to the participant as ordinary income and is generally deductible to the Company. The participant's basis for capital gains purposes in the shares acquired is equal to the sum of the exercise price and the amount taxable as ordinary income. Gain or loss on a subsequent disposition of shares acquired pursuant to a non-qualified option will be treated as capital gain or loss for the participant.

        If a participant uses previously acquired shares to pay all or a portion of the exercise price on the exercise of an option, no gain or loss is recognized with respect to the previously acquired shares. The shares received upon exercise of the option, to the extent of the number of previously acquired shares exchanged therefor, will have the same basis and holding period for capital gain purposes as the previously acquired shares. The additional shares received will have a basis equal to the sum of the cash paid on exercise and the ordinary income taxable to the participant as a result of the exercise.

        For federal income tax purposes, incentive stock option holders will generally incur no income upon grant of an incentive stock option or upon exercise of such options. The difference between the fair market value of a share at the time of exercise and the per share exercise price of the incentive stock option will, however, constitute a tax preference item for purposes of the alternative minimum tax (AMT) at the time of exercise. If the participant holds shares acquired upon exercise of the incentive stock option beyond the later of (1) two years following the date the option was granted and (2) one year after the incentive stock option is exercised, the participant generally will recognize no compensation income with respect to the option, and the difference between amount realized upon the disposition of the shares and the participant's basis in the shares (usually, the exercise price) generally will be treated as capital gain or loss, as the case may be. Assuming both the holding periods are satisfied, no deduction will be allowable to the Company for federal income tax purposes in connection with the grant or exercise of the incentive stock option or the subsequent disposition of the shares. If, within two years of the date of grant or one year from the date of exercise, the participant disposes of shares acquired upon exercise of an incentive stock option (a "disqualifying disposition"), then in most cases the lesser of (1) any excess of the fair market value of the shares at the time of exercise of the option over the amount paid for the shares and (2) the excess of the amount realized on the disposition of the shares over the participant's tax basis in the shares (generally, the exercise price) will be treated as compensation income to the participant and will be taxed as ordinary income to the participant in the year of the disposition, and such amount generally will be deductible by the Company for federal income tax purposes. The difference between the amount realized by the participant as the result of a disqualifying disposition and the sum of (1) the participant's tax basis in the shares immediately prior to their disposition (generally, the exercise price) and (2) the amount of ordinary income recognized by the participant in connection with the disqualifying disposition, will generally be treated as capital gain or loss.

        Limitation on Company's Deduction.    Under Section 162(m) of the Code, the Company's tax deduction for all compensation paid to the Company's chief executive officer and certain other highly paid executive officers of the Company in any one year is limited to $1 million per officer. Compensation that qualifies as performance-based compensation is exempt from this deduction limitation. The determination of whether compensation is performance-based is dependent upon a number of factors, including stockholder approval of the benefit plan pursuant to which compensation is paid and material revisions thereto. Although the Company has structured the Amended 2002 Plan to satisfy the "performance-based" criteria with respect to the grant of stock options, stock appreciation rights and certain other awards that are designated as Performance Compensation Awards, there is no assurance that all awards (particularly, awards other than options, stock appreciation rights and Performance Compensation Awards) granted under the Amended 2002 Plan will satisfy such requirements.

        Change of Control.    If, as of the result of a Change of Control, the exercisability or vesting of an award is accelerated, the restrictions or forfeiture provisions of an award lapse, or the performance goals related to an award are deemed to have been satisfied, all or a portion of the value of the award may be taken into account for purposes of determining whether a participant is subject to an excise tax equal to 20% of the amount of the "excess parachute payment" under Section 4999 of the Code and the Company is to be denied a tax deduction.

        The Board of Directors and management recommend a vote FOR the approval of the proposed amendments to the 2002 Stock Option Plan in the restated form of the Amended 2002 Plan.

PROPOSAL NO. 4
APPROVAL OF THE ASBURY AUTOMOTIVE GROUP, INC.
KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

        In order to permit the deductibility under the Code of cash bonuses awarded to certain executive officers of the Company, the stockholders are being asked to approve the Company's Key Executive Incentive Compensation Plan (the "Incentive Compensation Plan"). Upon stockholder approval of the Incentive Compensation Plan, the Committee will be authorized to make incentive compensation awards, subject to a maximum annual award limitation, to executive officers of the Company based on the performance of the Company, its subsidiaries, affiliates, divisions or operating units, or any combination of the foregoing.

Description of the Key Executive Incentive Compensation Plan

        This summary of the material terms of the Incentive Compensation Plan is qualified in its entirety by reference to Appendix D attached to this Proxy Statement, which contains a copy of the Incentive Compensation Plan. Stockholders are encouraged to review the Incentive Compensation Plan.

        Purpose.    The purpose of the Incentive Compensation Plan is to attract, retain and motivate highly qualified individuals who are key executives of the Company and its subsidiaries and affiliates, to obtain the best possible performance from each plan participant, to further underscore the importance of achieving particular business objectives established for the Company, and to include in the participants' compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Code in order to permit the deducibility of such amounts to the Company.

        Committee's Authority.    The Committee has sole responsibility for selecting eligible employees and participants, establishing performance goals, setting performance periods, setting target/maximum award amounts, certifying whether performance goals have been attained and determining actual award amounts. Subject to the terms of the plan, the Committee has the authority to determine the terms of any award made under the plan. Within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will establish in writing (1) the length of the performance period, (2) the eligible employees who will participate in the applicable performance period, (3) the target/maximum award payable to each participant and (4) the performance goal(s) for awards granted for that performance period.

        Maximum Award.    Awards payable under the Incentive Compensation Plan with respect to any fiscal year of the Company to any individual participant may not exceed $5,000,000.

        Eligible Participants.    Any individual who is on the active payroll of the Company and its subsidiaries and affiliates at any during the applicable performance period and who is determined by the Committee to be an executive officer of the Company and its subsidiaries and affiliates is eligible to participate in the Incentive Compensation Plan. As of January 1, 2004, five persons are eligible to be designated to participate in the Key Executive Compensation Plan. Within the first 90 days of the applicable performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will select those eligible executive officers who will participate in the plan for the performance period. The Committee may remove any participant from the plan at any time prior to payment of awards for the applicable performance period.

        To be eligible to receive an award, the participant must generally be employed on the date the Company makes payments with respect to awards for the applicable performance period. The Committee may in its discretion, however, make payment of an award to any participant who has retired or whose employment has terminated after the beginning of the performance period, or to the designee or estate of a participant who died prior to the date on which the Company makes payments with respect to awards for the applicable performance period, but not unless and until the Committee has certified attainment of the relevant performance goals for the applicable performance period.

        Performance Period.     A performance period under the plan will be a full fiscal year of the Company unless, to the extent consistent with Section 162(m) of the Code, otherwise determined by the Committee.

        Performance Goals.    The performance goal(s) that may be selected by the Committee may be based upon one or more of the following criteria: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on stockholders' equity, (6) return on investment, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability/profit margins, (11) market share, (12) revenues or sales (based on units and/or dollars), (13) costs, (14) cash flow, (15) working capital, (16) customer satisfaction and (17) employee satisfaction. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee will define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable performance period in order to determine whether the applicable performance goal(s) have been attained.

        The Committee is authorized at any time during the first 90 days of the performance period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such time would not cause the awards to fail to qualify as "qualified performance based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable performance period to the extent permitted under Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

        Payment of Awards.    Following the completion of the applicable performance period, the Committee will meet to review and certify in writing whether, and to what extent, the performance goal(s) for the performance period have been achieved. If the applicable performance goal(s) have been achieved, the Committee will then determine the actual size of each participant's award for the performance period. In determining the actual size of an individual award for a performance period, the Committee may, in its sole judgment, reduce or eliminate the maximum award payable to the participant for the performance period.

        Awards will be paid in cash to participants as soon as administratively possible following completion of the Committee's certification of the attainment of the performance goals, unless the Committee determines that any award or any portion thereof will be deferred. In no event may a participant receive any payment (1) in respect of an award unless and until, and only to the extent that, the performance goal(s) for the applicable performance period are achieved and certified by the Committee and (2) of any award in excess of the annual limitation set forth under the plan.

        Administration.    The Incentive Compensation Plan is administered by the Committee. The Committee has full power to construe and interpret the plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the plan and any award granted thereunder, and perform all other acts relating to the plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the plan and the requirements of Section 162(m) of the Code. Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the plan is final, conclusive and binding on all persons affected thereby. In no event may the Committee use its discretionary authority to (1) provide payment in respect of any award for the applicable performance period have not been attained and certified by the Committee, (2) increase an award for any participant following the first 90 days of the performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase an award above the maximum amount payable under the plan.

        No member of the Board of Directors, the Committee or any employee of the Company or any of its subsidiaries or affiliates will be liable for any action taken or omitted or any determination made in good faith with respect to the plan or any award granted under the plan, and those persons will be indemnified in connection with such actions taken or omitted and such determination in accordance with the terms of the Incentive Compensation Plan.

        Amendment/Termination.    The Incentive Compensation Plan will continue in effect until terminated by the Board of Directors. The Committee may amend the Incentive Compensation Plan from time to time, repeal it entirely or direct the discontinuance of awards under the Incentive Compensation Plan either temporarily or permanently. Any plan amendment that changes (1) the persons eligible to receive awards under the Incentive Compensation Plan, (2) the criteria that may be used to set performance goals or (3) the maximum award payable to a plan participant, will not be effective prior to shareholder approval thereof.

        Non-Transferability.    No right or interest of any participant in the plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

2004 Performance Period

        The Committee has established calendar year 2004 as the first performance period under the Incentive Compensation Plan. For the 2004 performance period, the Committee has selected participants, established performance goals and set maximum award amounts. Payment of awards under the Key Executive Compensation Plan is contingent upon stockholder approval of the plan and attainment of the Committee's pre-established performance goals and is subject to the Committee's use of negative discretion, in its sole judgment, to reduce or eliminate maximum award amounts.

        It is not possible for us to determine at this time whether the performance goals for the 2004 performance period will be attained and therefore whether any amounts will be payable for the 2004 performance period. Furthermore, because the Committee may reduce any participant's awards under the Incentive Compensation Plan in its sole judgment, we cannot determine the actual amount, if any, that will ultimately be paid to any participant for the 2004 performance period. The maximum amount payable under the Incentive Compensation Plan for the 2004 performance period is $5,000,000 for each of the five executive officer participants. Although actual amounts that may be paid for the 2004 performance period cannot be determined at this time, and in light of the Committee's ability to use negative discretion in determining the actual award amounts to be paid (if any), we do not expect the maximum award amount to be paid to each executive officer for the 2004 performance period. See the Summary Compensation Table on page 19 for the bonuses the Committee actually determined to pay to our named executive officers for fiscal year 2003 under a bonus program similar to the Incentive Compensation Plan.

        The Board of Directors and management recommend a vote FOR the approval of the 2002 Key Executive Incentive Compensation Plan.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

        Stockholder proposals intended to be presented at the 2005 Annual Meeting must be received by the Company at its principal executive offices on or before February 3, 2005, in order to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. In addition, in order for any stockholder proposal to be presented during next year's annual meeting, written notice must be received by the Company at its principal executive offices between and including February 3, 2005 and March 5, 2005, as provided in the Company's Bylaws, and shall contain such information as required by the Bylaws. Copies of our Bylaws may be obtained from the Secretary.

OTHER MATTERS

        Management knows of no other matters to be brought before the Annual Meeting, but if other matters come before the meeting, it is the intention of the persons named in the accompanying proxy to take such action as in their judgment is in the best interest of the Company and its stockholders.

        The Company will bear the expenses of preparing, printing and mailing the proxy materials to the stockholders. In addition, the Company will retain The Altman Group to aid in the broker search, for which such firm will be paid a fee of $1,200 plus out-of-pocket expenses and disbursements. Officers and employees of the Company may request the return of proxies by telephone, telegram or in person, for which no additional compensation will be paid to them.

        The Company's Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, is being mailed or made available electronically to stockholders together with these proxy materials.

        Regardless of the number of shares you hold, it is important that your stock be represented at the meeting in order that the presence of a quorum can be secured. If you are unable to attend the meeting, you are urged to sign and date your proxy and return it without delay in the enclosed addressed envelope. The shares represented by each proxy so signed and returned will be voted in accordance with the stockholder's directions.

By Order of the Board of Directors
Ian K. Snow Secretary

April 28, 2004

APPENDIX A

ASBURY AUTOMOTIVE GROUP
AUDIT COMMITTEE CHARTER

Dated: April 13, 2004

Mission Statement

        The primary purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Asbury Automotive Group, Inc. (the "Company") is to assist the Board in fulfilling its responsibility to oversee (i) management's conduct of the Company's financial reporting process (including the development and maintenance of systems of internal accounting and financial controls), (ii) the integrity of the Company's financial statements, (iii) the Company's compliance with legal and regulatory requirements, (iv) the qualifications and independence of the Company's outside auditors, (v) the performance of the Company's internal audit function and (vi) the outside auditors.

Membership

        The Committee shall consist of at least three directors. Each member of the Committee shall be "independent" under the listing standards of the New York Stock Exchange and:

  •
  each member shall be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee; and

  •
  at least one member shall be a "financial expert".

        The determination of any member's qualification to serve on the Committee, including assessments of financial literacy and of past accounting or financial management expertise, shall be made by the Board in keeping with the applicable requirements and definitions of the New York Stock Exchange.

        The members of the Committee shall be appointed by the Board from among its members and shall be subject to removal by the Board.

Committee Authority and Responsibilities

        The Committee's function is one of oversight, recognizing that the Company's management is responsible for preparing the Company's financial statements and for developing and maintaining systems of internal accounting and financial controls and that the outside auditors are ultimately accountable to the Committee and the Board for their review of the financial statements and internal controls of the Company. The Committee also recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company's financial statements or internal controls or any professional certification as to the outside auditors' work.

        The Committee shall undertake the following activities in carrying out its oversight responsibilities:

  1.
  The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.

  2.
  The Committee shall be directly responsible for the appointment, retention (subject to shareholder ratification, if applicable), compensation, termination and oversight of the work of the public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (herein referred to as the "outside auditors"). The Company's outside auditors shall report directly to the Committee.

    The Committee shall pre-approve all auditing services (including comfort letters and statutory audits) and non-auditing services rendered to the Company by its outside auditors (other than de minimus non-audit services as defined in Section 10A(i)(1)(B) of the Exchange Act which shall be approved prior to completion of the outside auditors' audit), in each case including fees. The authority for such pre-approval may be delegated to one or more members of the Committee.

  3.
  The Committee shall meet regularly (and, in any event, no less than quarterly) with (a) the management of the Company and (b) the Company's internal auditors (or other personnel responsible for the internal audit function) and the outside auditors independent of management. The Committee shall also be available to meet with the Company's internal auditors between regularly scheduled meetings, as requested from time to time by the internal audit staff.

  4.
  The Committee shall review and discuss with management and the outside auditors (a) the audited financial statements to be included in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of Form 10-K), (b) the quarterly financial statements to be included in the Company's Quarterly Report on Form 10-Q, and (c) the Company's disclosures in the related "Management's Discussion and Analysis of Financial Condition and Results of Operations".

  5.
  In connection with the annual audit and the review by the outside auditors of the financial information included in the Company's Quarterly Reports on Form 10-Q, the Committee shall prior to the release of earnings or the filing of the Form 10-K or Form 10-Q, as applicable, discuss with the outside auditors the matters required to be discussed by SAS No. 61, as amended or supplemented.

  6.
  The Committee shall receive from the Company's outside auditors timely reports concerning:

  (a)
  all critical accounting policies and practices;

  (b)
  all alternative treatments of financial information within generally accepted accounting principles that have been discussed with the management of the Company, the ramifications of the use of such alternative treatments and the treatment preferred by the outside auditors; and

  (c)
  other material written communications between the outside auditors and the management of the Company (such as any management letter or schedule of unadjusted differences).

  7.
  The Committee shall determine whether to recommend to the Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K.

  8.
  The Committee shall discuss generally the types of information to be disclosed in earnings press releases, as well as the types of presentations about financial information and earnings guidance to be provided to analysts and rating agencies. The Committee is not required to discuss in advance each earnings release or each instance where the Company may provide earnings guidance.

  9.
  The Committee shall:

  •
  receive from the outside auditors, at least annually, a written report describing, to the extent permitted under applicable auditing standards: (a) the outside auditors' internal quality-control procedures; (b) any material issues raised by the most recent internal quality-control review, or peer review, of the outside auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the outside auditors, and any steps taken to deal with any such issues; and (c) (to assess the outside auditors' independence) all relationships between the outside auditors and the Company, including the matters covered by Independence Standards Board Standard Number 1;

    •
    review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditors; and

    •
    take appropriate action in response to the outside auditors' report to satisfy itself of the auditors' independence.

            After reviewing the foregoing report and the outside auditors' work throughout the year, the Committee shall evaluate the outside auditors' qualifications, performance and independence. This evaluation should include the review and evaluation of the lead partner of the outside auditors. In making its evaluation, the Committee should take into account the opinions of management and the Company's internal auditors (or other personnel responsible for the internal audit function). The Committee shall further consider whether, in order to assure the continuing independence of the outside auditors, there should be regular rotation of the lead audit partner, or of the outside audit firm.

  10.
  The Committee shall review with the outside auditors any audit problems or difficulties and management's response. The Committee shall be responsible for the resolution of disagreements between the Company's management and the outside auditors regarding financial reporting.

  11.
  The Committee shall prepare the report of the audit committee required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

  12.
  The Committee shall discuss with management, the internal auditors and the outside auditors the quality and adequacy of the Company's internal controls.

  13.
  The Committee shall (a) review the activities, budget, staffing, organizational structure, and qualifications of the internal audit department, (b) advise on the selection and removal of the internal audit director, and (c) periodically review with the internal audit director any significant difficulties, disagreements with management, or scope restrictions encountered in the course of the department's work.

  14.
  The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss guidelines and policies to govern the process by which risk assessment and management are undertaken. This discussion should cover the Company's major financial risk exposures and the steps management has taken to monitor and control these exposures.

  15.
  Not less than quarterly, prior to the filing of the related 10-Q or 10-K, the Committee shall receive reports on legal compliance and litigation matters and review the significant reports to management prepared by the internal auditors as well as management's responses thereto.

  16.
  The Committee shall have the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. The Committee shall have sole authority to approve all related fees and expenses.

  17.
  The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls and/or auditing matters and shall establish a procedure for confidential, anonymous submissions by Company employees regarding questionable accounting or auditing matters.

  18.
  The Committee shall review and make recommendations to the Board concerning the Company's policies with regard to affiliate transactions and officers' expense accounts.

  19.
  The Committee shall make determinations with respect to the general terms of compensation of the Company's outside auditors and any other advisors retained by the Committee.

  20.
  The Committee shall establish clear hiring policies with respect to employees or former employees of the outside auditors.

  21.
  The Committee shall review its own performance at least annually.

  22.
  The Committee shall report regularly to the Board at its scheduled meetings.

Committee Structure and Operations

        The Board shall designate one member of the Committee to act as its chairperson. The Committee shall meet in person or telephonically at least quarterly at such times and places determined by the Committee chairperson, with further meetings to occur, or actions to be taken by unanimous written consent, when deemed necessary or desirable by the Committee or its chairperson.

Compensation

        No member of the Committee may receive, directly or indirectly, any compensation from the Company other than (i) cash fees and other remuneration paid to directors for service on the Board, the Audit Committee or any other committee thereof and (ii) a pension or other deferred compensation for prior service that is not contingent on future service on the Board.

APPENDIX B

ANDERSEN

Arthur Andersen LLP
400 Atlantic Street
PO Box 120021
Stamford, CT 06912-0021
 www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

May 16, 2002

Dear Sir/Madam:

        We have read Item 4 of the Current Report on From 8-K of Asbury Automotive Group, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copy to:	Mr. Thomas F. Gilman Chief Financial Officer

B-1

APPENDIX C

2002 Equity Incentive Plan
Asbury Automotive Group, Inc.

        Section 1.    Purpose.    The purposes of this Asbury Automotive Group, Inc. 2002 Equity Incentive Plan are to promote the interests of Asbury Automotive Group, Inc. and its shareholders by (i) attracting and retaining exceptional directors, officers and other key employees (including prospective officers and key employees) of the Company and its Subsidiaries and (ii) enabling such individuals to participate in the long-term growth and financial success of the Company.

        Section 2.    Definitions.    As used in the Plan, the following terms shall have the meanings set forth below:

          "Affiliate" shall mean (i) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

          "Award" shall mean any award that is permitted under Section 6 and granted under the Plan.

          "Award Agreement" shall mean any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, require execution or acknowledgment by a Participant.

          "Board" shall mean the Board of Directors of the Company.

          "Change of Control" shall (i) have the meaning set forth in an Award Agreement, or (ii) if there is no definition set forth in an Award Agreement, mean an event or series of events, not including any events occurring prior to or in connection with an initial public offering of Shares (including the occurrence of such initial public offering), by which:

    (A)
    during any period of 24 consecutive calendar months, individuals:

    (i)
    who were directors of the Company on the first day of such period, or

    (ii)
    whose election or nomination for election to the Board was recommended or approved by at least a majority of the directors then still in office who were directors of the Company on the first day of such period, or whose election or nomination for election was so approved, shall cease to constitute a majority of the Board;

    (B)
    the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries (a "Reorganization") or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a "Sale"), that in each case requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization, or the entity which has acquired all or substantially all of the assets of the Company (the "Surviving Entity"), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the

      Surviving Entity (the "Parent Entity"), is represented by the Company's outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities") that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

    (C)
    the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or a sale of all or substantially all of the Company's assets; or

    (D)
    any "person" (as such term is defined in Section 13(d) of the Exchange Act (or any successor section thereto)), corporation or other entity (other than (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or an Affiliate, (iii) any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Shares or (iv) any entity or individual affiliated with (x) Ripplewood Holdings L.L.C. or (y) Freeman Spogli & Co. Incorporated, or their affiliates), becomes the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act (or any successor rule thereto)), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then-outstanding securities.

          "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          "Committee" shall mean the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.

          "Company" shall mean Asbury Automotive Group, Inc., together with any successor thereto.

          "Deferred Share Unit" shall mean a deferred share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares in accordance with the terms of the applicable Award Agreement.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

          "Exercise Price" shall mean (i) in the case of Options, the price specified in the applicable Award Agreement as the price-per-Share at which such Share can be purchased pursuant to the Option or (ii) in the case of SARs, the price specified in the applicable Award Agreement as the reference price-per-Share used to calculate the amount payable to the Participant.

          "Fair Market Value" shall mean, (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee and (B) with respect to the Shares, as of any date, (i) the mean between the high and low sales prices of the Shares as reported on the composite tape for securities traded on the New York Stock Exchange for such date (or if not then trading on the New York Stock Exchange, the mean between the high and low sales price of the Shares on the stock exchange or over-the-counter market on which the Shares are principally trading on such date), or, if there were no sales on such date, on the closest preceding date on which there were sales of Shares or (ii) in the event there shall be no public market for the Shares on such date, the fair market value of the Shares as determined in good faith by the Committee.

          "Incentive Stock Option" shall mean a right to purchase Shares from the Company that (i) is granted under Section 6 of the Plan and (ii) is intended to qualify for special Federal income tax treatment pursuant to Section 421 and 422 of the Code, as now constituted or subsequently amended, or pursuant to a successor provision of the Code, and which is so designated in the applicable Award Agreement.

          "Independent Director" shall mean a member of the Board who is neither (i) an employee of the Company nor (ii) an employee of any of the Company's Affiliates.

          "Nonqualified Stock Option" shall mean a right to purchase Shares from the Company that (i) is granted under Section 6 of the Plan and (ii) is not an Incentive Stock Option.

          "Option" shall mean an Incentive Stock Option or a Nonqualified Stock Option or both, as the context requires.

          "Participant" shall mean any director, officer or other key employee (including any prospective officer or key employee) of the Company or its Subsidiaries eligible for an Award under Section 5 of the Plan and selected by the Committee to receive an Award under the Plan.

          "Performance Compensation Award" shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 6(g) of the Plan.

          "Performance Criteria" shall mean the criterion or criteria that the Committee shall select for purposes of establishing the Performance Goal(s) for a Performance Period with respect to any Performance Compensation Award under the Plan.

          "Performance Formula" shall mean, for a Performance Period, the one or more objective formulas applied against the relevant Performance Goal to determine, with regard to the Performance Compensation Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Compensation Award has been earned for the Performance Period.

          "Performance Goal" shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period based upon the Performance Criteria.

          "Performance Period" shall mean the one or more periods of time as the Committee may select over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to and the payment of a Performance Compensation Award.

          "Performance Share Unit" shall mean a performance share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property upon the attainment of Performance Goals in accordance with the terms of the applicable Award Agreement.

          "Person" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

          "Plan" shall mean this Asbury Automotive Group, Inc. 2002 Equity Incentive Plan.

          "Repricing" shall mean (i) lowering the Exercise Price of an Option or SAR after it has been granted and (ii) any other action with respect to an Option or an SAR that is treated as a repricing under (A) generally accepted accounting principles or (B) any applicable stock exchange rules.

          "Restricted Share" shall mean a Share delivered under the Plan that is subject to certain transfer restrictions, forfeiture provisions and/or other terms and conditions specified herein and in the applicable Award Agreement.

          "Restricted Share Unit" shall mean a restricted share unit Award granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property in accordance with the terms of the applicable Award Agreement.

          "Rule 16b-3" shall mean Rule 16b-3 as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

          "SAR" shall mean a stock appreciation right granted under the Plan, which represents an unfunded and unsecured promise to deliver Shares, cash, other securities, other Awards or other property equal in value to the excess, if any, of the Fair Market Value per Share over the Exercise Price per Share of the SAR, subject to the terms of the applicable Award Agreement.

          "SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

          "Shares" shall mean the common shares of the Company, $0.01 par value, or such other securities of the Company (i) into which such common shares shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Committee pursuant to Section 4(b).

          "Subsidiary" shall mean (i) any entity that, directly or indirectly, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in either case as determined by the Committee.

          "Substitute Awards" shall have the meaning specified in Section 4(c).

        Section 3.    Administration.

        (a)   The Plan shall be administered by the Committee. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant and designate those Awards which shall constitute Performance Compensation Awards, (iii) determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Awards; (v) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award (subject to Section 162(m) of the Code with respect to Performance Compensation Awards) shall be deferred either automatically or at the election of the holder thereof or of the Committee; (vii) interpret, administer, reconcile any inconsistency, correct any default and/or supply any omission in the Plan and any instrument or agreement relating to, or Award made under, the Plan; (viii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (ix) establish and administer Performance Goals and certify whether, and to what extent, they have been attained; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

        (b)   Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any shareholder.

        (c)   No member of the Board, the Committee or any employee of the Company (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

        (d)   With respect to any Performance Compensation Award granted under the Plan, the Plan shall be interpreted and construed in accordance with Section 162(m) of the Code.

        (e)   Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant Awards to Independent Directors or administer the Plan with respect to such Awards. In any such case, the Board shall have all of the authority and responsibility granted to the Committee herein.

        Section 4.    Shares Available for Awards.

        (a)    Shares Available.    Subject to adjustment as provided in Section 4(b), (i) the aggregate number of Shares that may be delivered pursuant to Awards granted under the Plan shall be 4,750,000; (ii) the maximum number of Shares with respect to which Options and SARs may be granted to any Participant in any fiscal year of the Company shall be 350,000; and (iii) the maximum number of Shares with respect to which all other Awards (i.e., Awards other than Options and SARs) may be granted to any Participant in any fiscal year of the Company shall be 175,000. If, after the effective date of the Plan, any Award granted under the Plan is forfeited, or otherwise expires, terminates or is canceled without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or canceled Award shall again become available to be delivered pursuant to Awards under the Plan.

        (b)    Adjustments.    In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee in its discretion to be appropriate or desirable, then the Committee shall, in such manner as it may deem equitable or desirable, adjust any or all of (i) the number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which Awards may be granted, including the maximum number of Shares or other securities of the Company (or number and kind of other securities or property) with respect to which (A) Options and SARs may be granted to any Participant in any fiscal year of the Company, (B) all other Awards (i.e., Awards other than Options and SARs) may be granted to any Participant in any fiscal year of the Company and (C) Performance Compensation Awards may be granted to any Participant in any fiscal year of the Company and (ii) the terms of any outstanding Award, including (A) the number of Shares or other securities of the Company (or number and kind of other securities or property) subject to outstanding Awards or to which outstanding Awards relate and (B) the Exercise Price with respect to any Award or, if deemed appropriate or desirable, make provision for a cash payment to the holder of an outstanding Award in consideration for the cancellation of such Award, including, in the case of an outstanding Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancellation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to such Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor).

        (c)    Substitute Awards.    Awards may, in the discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Affiliates or a company acquired by the Company or with which the Company combines ("Substitute Awards"). The number of Shares underlying any Substitute Awards shall be counted against the aggregate number of Shares available for Awards under the Plan; provided, however, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding awards previously granted by an entity that is acquired by the Company or any of its Subsidiaries or Affiliates through a merger or acquisition shall not be counted against the aggregate number of Shares available for Awards under the Plan.

        (d)    Sources of Shares Deliverable Under Awards.    Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

        Section 5.    Eligibility.    Any director, officer or other key employee (including any prospective officer or key employee) of the Company or any of its Subsidiaries (including any prospective officer or key employee) shall be eligible to be designated a Participant.

        Section 6.    Awards.

        (a)    Types of Awards.    Awards may be made under the Plan in the form of (i) Options, (ii) SARs, (iii) Restricted Shares, (iv) Restricted Share Units, (v) Deferred Share Units, (vi) Performance Share Units and (vii) other equity-based or equity-related Awards that the Committee determines are consistent with the purpose of the Plan and the interests of the Company. Awards may be granted in tandem with other Awards. No Incentive Stock Option (other than an Incentive Stock Option that may be assumed or issued by the Company in connection with a transaction to which Section 424(a) of the Code applies) may be granted to a person who is not eligible to receive an Incentive Stock Option under the Code.

        (b)    Options.

            (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Options shall be granted, the number of Shares to be covered by each Option, whether the Option will be an Incentive Stock Option or a Nonqualified Stock Option, and the conditions and limitations applicable to the exercise of the Option. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code and any regulations related thereto, as may be amended from time to time. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. If an Option is intended to be an Incentive Stock Option, and if for any reason such Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option (or portion thereof) shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to Nonqualified Stock Options.

            (ii)    Exercise Price.    Except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option shall be the Fair Market Value of such Share (determined as of the date the Option is granted); provided, however, that (A) except as otherwise established by the Committee at the time an Option is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an Option which is granted effective as of the Company's initial public offering of Shares shall be the initial public offering price per Share and (B) the Exercise Price shall not be less than the Fair Market Value of a Share (determined as of the date the Option is granted). Options are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Repricing of Options granted under the Plan shall not be permitted without prior shareholder approval, and any action that would be deemed to result in a Repricing of an Option shall be deemed null and void if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action.

            (iii)    Exercise.    Each Option shall be vested and exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. Except as otherwise specified by the Committee in the Award Agreement, Options shall become vested and exercisable with respect to one-third of the Shares subject to such Options on each of the first three anniversaries of the date of grant. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of Federal or state securities laws, as it may deem necessary or advisable.

            (iv)    Payment.

              (A)  No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the aggregate Exercise Price therefor is received by the Company. Such payment may be made in cash, or its equivalent, or (x) by exchanging Shares owned by the Participant (which are not the subject of any pledge or other security interest and which have been owned by such Participant for at least 6 months), or (y) if there shall be a public market for the Shares at such time, subject to such rules as may be established by the Committee, through delivery of irrevocable instructions to a broker to sell the Shares otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the aggregate Exercise Price, or by a combination of the foregoing; provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such aggregate Exercise Price.

              (B)  Wherever in this Plan or any Award Agreement a Participant is permitted to pay the Exercise Price of an Option or taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, satisfy such delivery requirement by presenting proof of beneficial ownership of such Shares, in which case the Company shall treat the Option as exercised without further payment and shall withhold such number of Shares from the Shares acquired by the exercise of the Option.

            (v)    Expiration.    Except as otherwise set forth in the applicable Award Agreement, each Option shall expire immediately, without any payment, upon the earlier of (A) the tenth anniversary of the date the Option is granted, or (B) the date the Participant who is holding the Option ceases to be employed by the Company or one of its Subsidiaries. In no event may an Option be exercisable after the tenth anniversary of the date the Option is granted.

        (c)    SARs.

          (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom SARs shall be granted, the number of Shares to be covered by each SAR Award, the Exercise Price thereof and the conditions and limitations applicable to the exercise thereof. SARs may be granted in tandem with another Award, in addition to another Award or freestanding and unrelated to another Award. SARs granted in tandem with or in addition to an Award may be granted either at the same time as the Award or at a later time.

          (ii)    Exercise Price.    Except as otherwise established by the Committee at the time an SAR is granted and set forth in the applicable Award Agreement, the Exercise Price of each Share covered by an SAR shall be the Fair Market Value of such Share (determined as of the date the SAR is granted); provided, however, that the Exercise Price shall not be less than the Fair Market Value of a Share (determined as of the date the SAR is granted). SARs are intended to qualify as "qualified performance-based compensation" under Section 162(m) of the Code. Repricing of SARs granted under the Plan shall not be permitted without prior shareholder approval, and any action that would be deemed to result in a Repricing of an SAR shall be deemed null and void if any requisite shareholder approval related thereto is not obtained prior to the effective time of such action.

          (iii)    Exercise and Payment.    An SAR shall entitle the Participant to receive an amount equal to the excess, if any, of the Fair Market Value of a Share on the date of exercise of the SAR over the Exercise Price thereof. The Committee shall determine, in its sole discretion, whether an SAR shall be settled in cash, Shares, other securities, other Awards or other property, or a combination of any of the foregoing.

          (iv)    Other Terms and Conditions.    Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine, at or after the grant of an SAR, the term, methods of exercise, methods and form of settlement, and any other terms and conditions of any SAR. Any such determination by the Committee may be changed by the Committee from time to time and may govern the exercise of SARs granted or exercised thereafter. The Committee may impose such conditions or restrictions on the exercise of any SAR as it shall deem appropriate or desirable.

        (d)    Restricted Shares and Restricted Share Units.

          (i)    Grant.    Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the Participants to whom Restricted Shares and Restricted Share Units shall be granted, the number of Restricted Shares and Restricted Share Units to be granted to each Participant, the duration of the period during which, and the conditions, if any, under which, the Restricted Shares and Restricted Share Units may be forfeited to the Company, and the other terms and conditions of such Awards.

          (ii)    Transfer Restrictions.    Restricted Shares and Restricted Share Units may not be sold, assigned, transferred, pledged or otherwise encumbered except, in the case of Restricted Shares, as provided in the Plan or the applicable Award Agreement. Certificates issued in respect of

  Restricted Shares shall be registered in the name of the Participant and deposited by such Participant, together with a stock power endorsed in blank, with the Company or such other custodian as may be designated by the Committee or the Company, and shall be held by the Company or other custodian, as applicable, until such time as the restrictions applicable to such Restricted Shares lapse. Upon the lapse of the restrictions applicable to such Restricted Shares, the Company or other custodian, as applicable, shall deliver such certificates to the Participant or the Participant's legal representative.

          (iii)    Payment.    Each Restricted Share Unit shall have a value equal to the Fair Market Value of a Share. Restricted Share Units shall be paid in cash, Shares, other securities, other Awards or other property, as determined in the sole discretion of the Committee, upon the lapse of restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

          (iv)    Dividends.    Dividends paid on any Restricted Shares may be paid directly to the Participant, withheld by the Company subject to vesting of the Restricted Shares pursuant to the terms of the applicable Award Agreement, or may be reinvested in additional Restricted Shares or in additional Restricted Share Units, as determined by the Committee in its sole discretion.

        (e)    Other Stock-Based Awards.    Subject to the provisions of the Plan, the Committee shall have the sole and complete authority to grant to Participants other equity-based or equity-related Awards (including Deferred Share Units and Performance Share Units) in such amounts and subject to such terms and conditions as the Committee shall determine; provided that any such Awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.

        (f)    Dividend Equivalents.    In the sole and complete discretion of the Committee, an Award, other than an Option or SAR, may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award, or reinvestment in additional Shares, Restricted Shares or other Awards

        (g)    Performance Compensation Awards.

          (i)    General.    The Committee shall have the authority, at the time of grant of any Award, to designate such Award (other than Options and SARs) as a Performance Compensation Award in order to qualify such Award as "qualified performance-based compensation" under Section 162(m) of the Code. Options and SARs granted under the Plan shall not be included among Awards that are designated as Performance Compensation Awards under this Section 6(g).

          (ii)    Eligibility.    The Committee will, in its sole discretion, designate within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) which Participants will be eligible to receive Performance Compensation Awards in respect of such Performance Period. However, designation of a Participant eligible to receive an Award hereunder for a Performance Period shall not in any manner entitle the Participant to receive payment in respect of any Performance Compensation Award for such Performance Period. The determination as to whether or not such Participant becomes entitled to payment in respect of any Performance Compensation Award shall be decided solely in accordance with the provisions of this Section 6(g). Moreover, designation of a Participant eligible to receive an Award hereunder for a particular Performance Period shall not require designation of such Participant eligible to receive an Award hereunder in any subsequent Performance Period and designation of one person as a Participant eligible to receive an Award hereunder shall not require designation of any other person as a Participant eligible to receive an Award hereunder in such period or in any other period.

          (iii)    Discretion of Committee with Respect to Performance Compensation Awards.    With regard to a particular Performance Period, the Committee shall have full discretion to select the length of such Performance Period, the type(s) of Performance Compensation Awards to be issued, the Performance Criteria that will be used to establish the Performance Goal(s), the kind(s) and/or level(s) of the Performance Goals(s) that is (are) to apply to the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and the Performance Formula. Within the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), the Committee shall, with regard to the Performance Compensation Awards to be issued for such Performance Period, exercise its discretion with respect to each of the matters enumerated in the immediately preceding sentence and record the same in writing.

          (iv)    Performance Criteria.    Notwithstanding the foregoing, the Performance Criteria that will be used to establish the Performance Goal(s) shall be based on the attainment of specific levels of performance of the Company or any of its Subsidiaries, Affiliates, divisions or operational units, or any combination of the foregoing, and shall be limited to the following: (1) net income before or after taxes, (2) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (3) operating income, (4) earnings per share, (5) return on shareholders' equity, (6) return on investment, (7) return on assets, (8) level or amount of acquisitions, (9) share price, (10) profitability/profit margins, (11) market share, (12) revenues or sales (based on units and/or dollars), (13) costs, (14) cash flow, (15) working capital, (16) customer satisfaction and (17) employee satisfaction. The Performance Criteria may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, the Committee shall, within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period.

          (v)    Performance Goals.    The Committee is authorized at any time during the first 90 days of a Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code), or any time thereafter (but only to the extent the exercise of such authority after such 90-day period (or such shorter period, if applicable) would not cause the Performance Compensation Awards granted to any Participant for the Performance Period to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of a Performance Goal for such Performance Period to the extent permitted under Section 162(m) of the Code (1) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal) or (2) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or the financial statements of the Company or any of its Affiliates, Subsidiaries, divisions or operating units (to the extent applicable to such Performance Goal), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

          (vi)    Payment of Performance Compensation Awards.

            (A)    Condition to Receipt of Payment.    A Participant must be employed by the Company on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Performance Compensation Awards may be paid to Participants who have retired or whose employment has terminated after the beginning of the Performance Period for which a Performance Compensation Award is made, or to the designee or estate of a Participant who died prior to the last day of a Performance Period, but not unless and until the Committee has certified attainment of the relevant Performance Goal(s) in accordance with Section 6(g)(vi)(C).

            (B)    Limitation.    A Participant shall be eligible to receive payments in respect of a Performance Compensation Award only to the extent that (1) the Performance Goal(s) for such period are achieved and certified by the Committee in accordance with Section 6(g)(vi)(C) and (2) the Performance Formula as applied against such Performance Goal(s) determines that all or some portion of such Participant's Performance Compensation Award has been earned for the Performance Period.

            (C)    Certification.    Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Performance Compensation Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant's Performance Compensation Award for the Performance Period and, in so doing, may apply negative discretion as authorized by Section 6(g).

            (D)    Negative Discretion.    In determining the actual size of an individual Performance Compensation Award for a Performance Period, the Committee may, in it sole judgment, reduce or eliminate the amount of the Performance Compensation Award earned under the Performance Formula in the Performance Period.

            (E)    Timing of Award Payments.    The Performance Compensation Awards granted for a Performance Period shall be paid to Participants as soon as administratively possible following completion of the certifications required by Section 6(g), unless the Committee shall determine that any Performance Compensation Award shall be deferred.

            (F)    Maximum Award Payable.    Notwithstanding any provision contained in this Plan to the contrary, the maximum Performance Compensation Award that may be granted to any one Participant under the Plan in any fiscal year of the Company is 175,000 Shares or, in the event the Performance Compensation Award is paid in cash, other securities, other Awards or other property, the equivalent cash value of 175,000 Shares on the last day of the Performance Period to which such Award relates, in each case subject to adjustment as provided in Section 4(b). Furthermore, any Performance Compensation Award that has been deferred shall not (between the date as of which the Award is deferred and the payment date) increase in a manner prohibited by Section 162(m) of the Code.

            (G)    Discretion.    In no event shall any discretionary authority granted to the Committee by the Plan be used to (x) grant or provide payment in respect of Performance Compensation Awards for a Performance Period if the Performance Goals for such Performance Period have not been attained, (y) increase a Performance Compensation Award for any Participant at any time after the first 90 days of the Performance Period (or, if shorter, the maximum period allowed under Section 162(m)) or (z) increase a Performance Compensation Award above the maximum amount payable under Sections 4(a) or 6(g) of the Plan.

        Section 7.    Amendment and Termination.

        (a)    Amendments to the Plan.    The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan; and provided further that any such amendment, alteration, suspension, discontinuance or termination that would impair the rights of any Participant or any holder or beneficiary of any Option theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

        (b)    Amendments to Awards.    The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would impair the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary.

        (c)    Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.    The Committee is hereby authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(b) hereof or the occurrence of a Change of Control) affecting the Company, any Affiliate, or the financial statements of the Company or any Affiliate, or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles or law (i) whenever the Committee, in its sole discretion, determines that such adjustments are appropriate or desirable, including, without limitation, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event and (ii) if deemed appropriate or desirable by the Committee, in its sole discretion, by providing for a cash payment to the holder of an Award in consideration for the cancellation of such Award, including, in the case of an Option or SAR, a cash payment to the holder of such Option or SAR in consideration for the cancelation of such Option or SAR in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the Shares subject to the Option or SAR over the aggregate Exercise Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per Share Exercise Price equal to, or in excess of, the Fair Market Value of a Share subject to such Option or SAR may be canceled and terminated without any payment or consideration therefor); provided, however, that no adjustment pursuant to this Section 7(c) shall be authorized to the extent that such authority or adjustment would cause an Award designated by the Committee as a Performance Compensation Award under Section 6(g) of the Plan to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code.

        In the event of (i) a merger of the Company with or into another corporation, (ii) a merger of any Subsidiary with or into another corporation that requires the approval of the Company's stockholders under the law of the Company's jurisdiction of organization, or (iii) the sale or disposition of substantially all of the assets of the Company, each outstanding Option shall either continue in effect, be assumed or an equivalent option substituted therefor by the successor corporation or a "parent corporation" (as defined in Section 424(e) of the Code) or "subsidiary corporation" (as defined in Section 424(f) of the Code) of the successor corporation. In the event that the Option does not continue in effect or the successor corporation refuses to assume or substitute for the Option, the Participant shall fully vest in and have the right to exercise the Option as to all Shares subject to the Option, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of continuation, assumption or substitution as set forth herein, the Company shall notify the Participant in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, or such shorter period as the Committee may determine to be reasonable, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or sale or disposition of assets, the option confers the right to purchase or receive, for each Share subject to the Option immediately prior to the merger or sale or disposition of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale or disposition of assets by holders of Shares for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale or disposition of assets is not solely common stock of the successor corporation or its "parent corporation" or "subsidiary corporation", the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share subject to the Option, to be solely common stock of the successor corporation or its "parent corporation" or "subsidiary corporation" equal in fair market value to the per share consideration received by holders of Shares in the merger or sale or disposition of assets.

        Section 8.    Change of Control.    Unless otherwise provided in the applicable Award Agreement, in the event of a Change of Control after the date of the adoption of this Plan, (a) any outstanding Options and SARs then held by Participants that are unexercisable or otherwise unvested shall automatically be deemed exercisable or otherwise vested, as the case may be, as of immediately prior to such Change of Control and (b) all other outstanding Awards (i.e., other than Options and SARs) then held by Participants that are unexercisable, unvested or still subject to restrictions, forfeiture or satisfaction of Performance Goals, shall automatically be deemed exercisable or vested, all restrictions and forfeiture provisions related thereto shall lapse, and all Performance Goals shall be deemed to have been satisfied at the target level, as the case may be, as of immediately prior to such Change of Control.

        Section 9.    General Provisions.

        (a)    Nontransferability.    Except as otherwise specified in the applicable Award Agreement, each Award (and any rights and obligations thereunder) shall be exercisable only by the Participant during the Participant's lifetime, or, if permissible under applicable law, by the Participant's legal guardian or representative, and no Award (or any rights and obligations thereunder) may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant otherwise than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. All terms and conditions of the Plan and all Award Agreements shall be binding upon any permitted successors and assigns.

        (b)    No Rights to Awards.    No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

        (c)    Share Certificates.    All certificates for Shares or other securities of the Company or any Affiliate delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement or the rules, regulations, and other requirements of the SEC, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

        (d)    Withholding.

          (i)    A Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities, other Awards or other property) of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

          (ii)   Without limiting the generality of clause (i) above, a Participant may satisfy, in whole or in part, the foregoing withholding liability by delivery of Shares owned by the Participant (which are not subject to any pledge or other security interest and which have been owned by the Participant for at least six months) with a Fair Market Value equal to such withholding liability or by having the Company withhold from the number of Shares otherwise issuable pursuant to the exercise of the Option a number of Shares with a Fair Market Value equal to such withholding liability.

        (e)    Award Agreements.    Each Award hereunder shall be evidenced by an Award Agreement, which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto, including but not limited to the effect on such Award of the death, disability or termination of employment or service of a Participant, and the effect, if any, of such other events as may be determined by the Committee.

        (f)    No Limit on Other Compensation Arrangements.    Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options restricted stock, shares and other types of Awards provided for hereunder (subject to shareholder approval if such approval is required), and such arrangements may be either generally applicable or applicable only in specific cases.

        (g)    No Right to Employment.    The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, or in any consulting relationship to, the Company or any Affiliate, nor shall it be construed as giving a Participant any rights to continued service on the Board. Further, the Company or an Affiliate may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

        (h)    No Rights as Shareholder.    No Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be distributed under the Plan until he or she has become the holder of such Shares. In connection with each grant of Restricted Shares, the applicable Award Agreement shall specify if and to what extent the Participant shall not be entitled to the rights of a shareholder in respect of such Awards; provided, however, that Restricted Shares shall, unless otherwise provided in the Award Agreement, remain subject to the provisions of Section 6(d)(ii) and (iv). Except as otherwise provided in Section 4(b), Section 7(c) or the applicable Award Agreement, no adjustments shall be made for dividends or distributions on (whether ordinary or extraordinary, and whether in cash, Shares, other securities or other property), or other events relating to, Shares subject to an Award for which the record date is prior to the date such Shares are delivered.

        (i)    Governing Law.    The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without giving effect to the conflict of laws provisions thereof.

        (j)    Severability.    If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

        (k)    Other Laws.    The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. Federal and any other applicable securities laws.

        (l)    No Trust or Fund Created.    Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

        (m)    No Fractional Shares.    No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

        (n)    Requirement of Consent and Notification of Election Under Section 83(b) of the Code or Similar Provision.    No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Section 83(b) of the Code) or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If an Award recipient, in connection with the acquisition of Shares under the Plan or otherwise, is expressly permitted under the terms of the applicable Award Agreement or by such Committee action to make any such election and the Participant makes the election, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code or other applicable provision.

        (o)    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code.    If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days thereof.

        (p)    Headings.    Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

        Section 10.    Term of the Plan.

        (a)    Effective Date.    The Plan shall be effective as of the date of its approval by the Board.

        (b)    Expiration Date.    No Award shall be granted under the Plan after the tenth anniversary of the date the Plan is approved under Section 10(a). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, nevertheless continue thereafter.

APPENDIX D

ASBURY AUTOMOTIVE GROUP, INC.
KEY EXECUTIVE INCENTIVE COMPENSATION PLAN

(Effective January 1, 2004)

        SECTION 1.    Purpose.    The purpose of the Asbury Automotive Group, Inc. Key Executive Incentive Compensation Plan (the "Plan") is to attract, retain and motivate highly qualified individuals who are key executives of Asbury Automotive Group, Inc. (the "Company"), and its subsidiaries and affiliates (together with the Company and their and its successors, "Asbury"); to obtain the best possible performance from each Participant; to further underscore the importance of achieving particular business objectives established for Asbury; and to include in Participants' compensation package a bonus component that is tied directly to the achievement of those objectives. Such bonus component is intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), and the Plan shall be interpreted accordingly.

        SECTION 2.    Definitions.    For the purposes of the Plan, the following terms shall have the following meanings:

        "Asbury" shall have the meaning set forth in Section 1.

        "Awards" shall mean the incentive awards made pursuant to the Plan.

        "Board of Directors" shall mean the Board of Directors of the Company.

        "Code" shall have the meaning set forth in Section 1.

        "Committee" shall mean the Compensation Committee of the Board of Directors.

        "Company" shall have the meaning set forth in Section 1.

        "Covered Person" shall have the meaning set forth in Section 12(f).

        "Eligible Employee" shall mean an Employee who is an executive officer of Asbury, as determined by the Committee.

        "Employee" shall mean an individual who is on the active payroll of Asbury at any time during the period for which an Award is made under the Plan.

        "Establishment Period" shall have the meaning set forth in Section 5.

        "Participant" shall mean an Eligible Employee who is selected by the Committee to participate in the Plan.

        "Performance Period" shall mean a full fiscal year of the Company unless, to the extent consistent with Section 162(m) of the Code, otherwise determined by the Committee.

        "Plan" shall have the meaning set forth in Section 1.

        SECTION 3.    Effective Date; Term.    The Plan is effective as of January 1, 2004, subject to approval by the Company's stockholders at the Company's 2004 Annual Meeting of Stockholders, and, subject to Section 9, shall remain in effect until such time as it shall be terminated by the Board of Directors. The Plan supersedes all previous bonus plans.

        SECTION 4.    Maximum Awards.    Awards payable with respect to any fiscal year of the Company to any Participant shall not exceed $5,000,000.

        SECTION 5.    Eligibility.    (a) Within the first 90 days of the applicable Performance Period (or, if shorter, within the maximum period allowed under Section 162(m) of the Code)(the "Establishment

Period"), the Committee shall select those Eligible Employees who shall participate in the Plan for such Performance Period. In determining those Eligible Employees who are selected to participate in the Plan, the Committee shall give consideration to the contribution made by the Employee to the achievement of Asbury's established objectives and such other matters as it shall deem relevant. The Committee shall have the authority at any time prior to the payment of Awards for the applicable Performance Period to remove Participants from the Plan for that Performance Period.

        (b)   To be eligible to receive an Award, the Eligible Employee must be employed on the date Asbury makes payments with respect to Awards for the applicable Performance Period. Notwithstanding the foregoing, in the discretion of the Committee, Awards may be made to Eligible Employees who have retired or whose employment has terminated after the beginning of the Performance Period for which an Award is made, or to the designee or estate of an Eligible Employee who died prior to the date on which Asbury makes payments with respect to Awards for the applicable Performance Period, but not unless and until the Committee has certified attainment of the relevant performance goals in accordance with Section 7(b).

        SECTION 6.    Awards.    (a) Subject to the terms of the Plan, the Committee shall have the authority to determine the terms of any Award.

        (b)   Within the Establishment Period, the Committee shall establish in writing (i) the length of the Performance Period, (ii) the Eligible Employees who shall participate in the applicable Performance Period, (iii) the target/maximum Award payable to each Participant and (iv) the performance goal(s) for Awards granted for that Performance Period. The performance goal(s) that may be selected by the Committee shall be based upon one or more of the following criteria: (A) net income before or after taxes, (B) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization), (C) operating income, (D) earnings per share, (E) return on stockholders' equity, (F) return on investment, (G) return on assets, (H) level or amount of acquisitions, (I) share price, (J) profitability/profit margins, (K) market share, (L) revenues or sales (based on units and/or dollars), (M) costs, (N) cash flow, (O) working capital, (P) customer satisfaction and (Q) employee satisfaction. The foregoing criteria may, as determined by the Committee, relate to the Company, one or more of its subsidiaries, affiliates, divisions or operational units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer companies or indices or any combination thereof. To the extent required under Section 162(m) of the Code, within the Establishment Period, the Committee shall define, in writing and in an objective fashion, the manner of calculating the performance criteria it selects to use for the applicable Performance Period in order to determine whether the applicable performance goal(s) have been attained.

        (c)   The Committee is authorized at any time during the Establishment Period, or any time thereafter (but only to the extent the exercise of such authority after the Establishment Period would not cause the applicable Awards to fail to qualify as "qualified performance-based compensation" under Section 162(m) of the Code), in its sole and absolute discretion, to adjust or modify the calculation of performance goal(s) for the applicable Performance Period to the extent permitted under Section 162(m) of the Code (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event or development affecting the Company, or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)) or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or the financial statements of the Company or any of its subsidiaries, affiliates, divisions or operating units (to the extent applicable to such performance goal(s)), or of changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange, accounting principles, law or business conditions.

        SECTION 7.    Payment of Awards.    (a) Awards payable under the Plan for a Performance Period shall be paid in cash to Participants as soon as administratively possible following completion of the performance goal certifications required by Section 7(b), unless the Committee shall determine that any Award or any portion thereof shall be deferred. In no event may a Participant receive any payment (i) in respect of an Award unless and until, and only to the extent that, the performance goal(s) for the applicable Performance Period are achieved and certified by the Committee in accordance with Section 7(b) and (ii) of any Award in excess of the limitation set forth in Section 4.

        (b)   Following the completion of the applicable Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the performance goal(s) for the Performance Period have been achieved. If the applicable performance goal(s) have been achieved, the Committee shall then determine the actual size of each Participant's Award for the Performance Period. In determining the actual size of an individual Award for a Performance Period, the Committee may, in its sole judgment, reduce or eliminate the maximum Award payable to the Participant for the Performance Period.

        SECTION 8.    Administration and Interpretation.    (a) The Committee shall have full authority to administer the Plan. The Committee shall have full power to construe and interpret the Plan, establish and amend rules and regulations for its administration, correct any defect, supply any omission and reconcile any inconsistency in the Plan and any Award, and perform all other acts relating to the Plan, including the delegation of administrative responsibilities, that it believes reasonable and proper and in conformity with the purposes of the Plan and the requirements of Section 162(m) of the Code.

        (b)   The Committee has sole responsibility for selecting Eligible Employees and Participants, establishing performance goals, setting Performance Periods, setting target/maximum Award amounts, certifying whether performance goals have been attained and determining actual Award amounts.

        (c)   Any decision made, or action taken, by the Committee arising out of or in connection with the interpretation and/or administration of the Plan shall be final, conclusive and binding on all persons affected thereby.

        (d)   In no event shall any discretionary authority granted to the Committee by the Plan be used to (i) provide payment in respect of any Award if the performance goal(s) for the applicable Performance Period have not been attained and certified by the Committee, (ii) increase an Award for any Participant following the Establishment Period or (iii) increase an Award above the maximum amount payable under Section 4 of the Plan.

        SECTION 9.    Amendment/Termination.    The Committee shall have the right to amend the Plan from time to time or to repeal it entirely or to direct the discontinuance of Awards either temporarily or permanently; provided, however, that no amendment of the Plan that changes (i) the persons eligible to receive Awards under the Plan, (ii) the criteria that may be used to set performance goals under the Plan, as set forth in Section 6(b), or (iii) the maximum Award payable to an Eligible Employee, as set forth in Section 4, shall be effective before approval by shareholders in a manner that complies with the requirements of Section 162(m) of the Code.

        SECTION 10.    Special Awards and Other Plans.    (a) Nothing contained in the Plan shall prohibit Asbury from establishing other special awards or incentive compensation plans providing for the payment of incentive compensation to Employees (including Eligible Employees).

        (b)   Payments or benefits provided to an Eligible Employee under any stock, deferred compensation, savings, retirement or other employee benefit plan are governed solely by the terms of such plan.

        SECTION 11.    Rights of Eligible Employees.    (a) Neither the Plan, nor the adoption or operation of the Plan, nor any documents describing or referring to the Plan (or any part hereof) shall confer upon any Employee any right to continue in the employ of Asbury.

        (b)   No individual to whom an Award has been made or any other party shall have any interest in any asset of Asbury until such amount has been paid.

        (c)   No right or interest of any Participant in the Plan shall be assignable or transferable, or subject to any claims of any creditor or subject to any lien.

        SECTION 12.    Miscellaneous.    (a) All expenses and costs incurred in connection with the operation of the Plan shall be borne by Asbury, and no part therefor (other than the amounts of Awards under the Plan) shall be charged against the maximum limitation of Section 4.

        (b)   All Awards are subject to withholding, where applicable, for Federal, state, local and foreign taxes.

        (c)   Any provision of the Plan that is held to be invalid, illegal or unenforceable (whether in whole or in part) shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability and the remaining provisions of the Plan shall not be affected thereby.

        (d)   The Plan and the rights and obligations of the parties to the Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware (without regard to principles of conflicts of law).

        (e)   All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, including any purchaser of all or substantially all the assets of the Company.

        (f)    No member of the Board of Directors, the Committee or any employee of Asbury (each such person, a "Covered Person") shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Covered Person shall be indemnified and held harmless by the Company against and from (i) any loss, cost, liability or expense (including attorneys' fees) that may be imposed upon or incurred by such Covered Person in connection with or resulting from any action, suit or proceeding to which such Covered Person may be a party or in which such Covered Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and (ii) any and all amounts paid by such Covered Person, with the Company's approval, in settlement thereof, or paid by such Covered Person in satisfaction of any judgment in any such action, suit or proceeding against such Covered Person; provided that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and, once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company's choice. The foregoing right of indemnification shall not be available to a Covered Person to the extent that a court of competent jurisdiction in a final judgment or other final adjudication, in either case not subject to further appeal, determines that the acts or omissions of such Covered Person giving rise to the indemnification claim resulted from such Covered Person's bad faith, fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which Covered Persons may be entitled under the Company's Restated Certificate of Incorporation or Restated Bylaws, as a matter of law, or otherwise, or any other power that the Company may have to indemnify such persons or hold them harmless.

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REVOCABLE PROXY

ASBURY AUTOMOTIVE GROUP, INC.

622 THIRD AVENUE, 37TH FLOOR
NEW YORK, NY 10017

ANNUAL MEETING OF STOCKHOLDERS, JUNE 3, 2004, 9:00 A.M.

The undersigned hereby appoints the Board of Directors of Asbury Automotive Group, Inc. ("Asbury"), each with full power of substitution, to act as proxies for the undersigned, and to vote all shares of common stock of Asbury which the undersigned is entitled to vote only at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held on Thursday, June 3, 2004, at 9:00 a.m., local time, at The Grand Hyatt New York, Park Avenue at Grand Central Station, New York, New York, and at any and all adjournments thereof, as marked on the reverse side.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR the proposals listed. If any other business is presented at the Annual Meeting, including whether or not to adjourn the meeting, this proxy will be voted by those named in this proxy in their best judgment. As of April 28, 2004, the Board of Directors knows of no other business to be presented at the Annual Meeting.

The undersigned hereby acknowledges receipt from Asbury prior to execution of this proxy of a Notice of Annual Meeting of Stockholders and proxy statement dated April 28, 2004 and the 2003 Annual Report to Stockholders.

PLEASE MARK THIS PROXY AND SIGN AND DATE IT ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
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Asbury Automotive Group 622 Third Avenue, 37th Floor New York, NY 10017
YOUR VOTE IS IMPORTANT
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TABLE OF CONTENTS
ASBURY AUTOMOTIVE GROUP, INC. 622 Third Avenue, 37th Floor New York, NY 10017
PROXY STATEMENT
SECURITIES OWNED BY MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
PROPOSAL NO. 1. ELECTION OF DIRECTORS
GOVERNANCE OF THE COMPANY
CORPORATE OFFICERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN 2003
OPTION EXERCISE AND YEAR-END VALUE TABLE
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS
SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS
PERFORMANCE GRAPH
Comparison of Cumulative Returns Assumes Initial Investment of $100 and Reinvestment of Dividends
RELATED PARTY TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT AUDITORS 2003 FEES
PROPOSAL NO. 2 APPOINTMENT OF INDEPENDENT AUDITORS
CHANGE IN CERTIFYING ACCOUNTANT
PROPOSAL NO. 3 APPROVAL OF AMENDMENTS TO THE ASBURY AUTOMOTIVE GROUP, INC. 2002 STOCK OPTION PLAN
PROPOSAL NO. 4 APPROVAL OF THE ASBURY AUTOMOTIVE GROUP, INC. KEY EXECUTIVE INCENTIVE COMPENSATION PLAN
STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING
OTHER MATTERS
ASBURY AUTOMOTIVE GROUP AUDIT COMMITTEE CHARTER
ANDERSEN
2002 Equity Incentive Plan Asbury Automotive Group, Inc.
ASBURY AUTOMOTIVE GROUP, INC. KEY EXECUTIVE INCENTIVE COMPENSATION PLAN
(Effective January 1, 2004)